SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

MARSH & McLENNAN COMPANIES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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EXPLANATORY NOTE

     On March 29, 2007, an incomplete version of the definitive proxy statement of Marsh & McLennan Companies, Inc. (“MMC”) was inadvertently filed by MMC’s financial printer.  This Amendment No. 1 includes, in its entirety, MMC’s notice of meeting and proxy statement which will be mailed to MMC’s stockholders in connection with MMC’s 2007 annual meeting of stockholders.

Dear MMC Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 17, 2007 in the second floor auditorium at 1221 Avenue of the Americas, New York, New York.

In addition to addressing the matters described in this proxy statement, we will use the meeting as an opportunity to report on MMC’s recent activities. You will be able to ask questions, and to meet your company’s directors and senior executives.

Whether or not you plan to attend the annual meeting, your vote is important and we urge you to participate in electing directors and deciding the other matters described in this proxy statement. We explain the way to vote in this proxy statement.

Very truly yours,

MICHAEL G. CHERKASKY
President & Chief Executive Officer
April 2, 2007

MARSH & McLENNAN COMPANIES, INC.
1166 Avenue of the Americas
New York, New York 10036-2774

____________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT
____________

Time:	10:00 a.m. Local Time

Date:	May 17, 2007

Place:	Second Floor Auditorium
1221 Avenue of the Americas
New York, New York

Purpose:

1.	To elect two persons to serve as Class III directors, each for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

3.	To vote on an amendment to the Marsh & McLennan Companies Stock Purchase Plan for International Employees;

4.	To vote on one stockholder proposal; and

5.	To conduct any other business that may properly come before the meeting.

This notice and proxy statement is being mailed to stockholders on or about April 2, 2007. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of MMC’s 2006 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2006. In these materials we refer to Marsh & McLennan Companies, Inc. as “MMC,” “we” and “our.”

Only stockholders of record on March 20, 2007 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need proof of record or beneficial ownership of MMC common stock as of that date in order to enter the meeting.

Your vote is important. If you received this proxy statement by regular mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card. If you received this proxy statement in an e-mail message, you may cast your vote by telephone or over the Internet by following the instructions in the e-mail message.

LUCIANA FATO
Corporate Secretary
April 2, 2007

TABLE OF CONTENTS

Information about our Annual Meeting and Solicitation of Proxies	1
Who can vote?	1
Who can attend the annual meeting?	1
Can I vote my shares in person at the annual meeting?	1
How can I vote my shares without attending the annual meeting?	1
How do proxies work?	2
Can I revoke my proxy?	2
What are the voting requirements to elect the directors and to approve
each of the proposals discussed in this proxy statement?	2
Could additional matters be decided at the annual meeting?	3
Who conducts the annual meeting?	3
Who will count the vote at the annual meeting?	3
How may I obtain an electronic copy of the proxy statement and annual report?	3
What is “householding”?	4
How may I obtain another set of proxy materials?	4
Who will bear the cost of this proxy solicitation?	4
Corporate Governance	5
Recent Developments	5
Guidelines for Corporate Governance	5
Director Independence	6
Codes of Conduct	6
Review of Related–Person Transactions	7
Communicating Concerns to Directors	8
Board of Directors and Committees	9
Board Composition, Leadership and Size	9
Director Qualifications and Nomination Process	9
Stockholder Recommendations for Director Candidates	9
Director Election Voting Standard	10
Attendance	10
Tenure	11
Committees	11
Director Compensation	13
Item 1: Election of Directors	16
Nominees for Election as Directors for a Three-Year Term Expiring in 2010	16
Directors Continuing in Office (Term Expiring in 2008)	17
Directors Continuing in Office (Term Expiring in 2009)	18
Stock Ownership of Management and Certain Beneficial Owners	20
Compensation of Executive Officers	22
Transactions with Management and Others; Other Information	58
Item 2: Ratification of Selection of Independent Registered
Public Accounting Firm	59
Fees of Independent Registered Public Accounting Firm	59
Audit Committee Report	61
Item 3: Proposal to Amend Stock Purchase Plan for International Employees	62
Item 4: Stockholder Proposal: Political Contributions	69
Submission of Stockholder Proposals for 2008 Annual Meeting	72
Appendix A: MMC Guidelines for Corporate Governance	A-1
Appendix B: Amended and Restated Stock Purchase Plan
for International Employees	B-1

INFORMATION ABOUT OUR ANNUAL MEETING
AND SOLICITATION OF PROXIES

Who can vote?

Holders of our common stock, as recorded in our stock register on March 20, 2007, may vote, either in person or by proxy, at the annual meeting. You may vote all shares of common stock owned by you as of March 20, 2007, including (i) shares held directly in your name as the record holder and (ii) shares held for you in “street name,” which refers to shares that you own beneficially but that are held of record in the name of a broker, bank, trustee or other intermediary.

Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. As of March 20, 2007, there were outstanding 550,830,240 shares of MMC common stock entitled to vote.

A list of MMC’s common stockholders of record will be available for inspection at the principal executive offices of MMC at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Who can attend the annual meeting?

Only stockholders (of record or beneficial), their proxy holders and MMC’s guests may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Verification of share ownership will be requested at the admissions desk. If your shares are held in street name, you must bring to the meeting an account statement or letter from the record holder indicating that you were the beneficial owner of the shares on March 20, 2007.

Can I vote my shares in person at the annual meeting?

Yes. However, we recommend that you vote by proxy even if you plan to attend the meeting. If you vote by proxy and attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from the broker, bank, trustee or other intermediary that holds your shares a proxy giving you the right to vote the shares.

How can I vote my shares without attending the annual meeting?

Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions below and included on your proxy card. If you hold shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction card provided to you by the intermediary. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are signing and corporations should vote by an authorized officer whose title should be indicated.

Stockholders of record may vote by:

  Internet by accessing www.proxyvote.com and following the instructions on that website.

  Telephone by calling 1-800-690-6903.

  Mail by signing and returning the enclosed proxy card.

If you vote over the Internet or by telephone, you do not have to return your proxy card or voting instruction card.

How do proxies work?

MMC’s board of directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the annual meeting, or at any adjournment or postponement thereof, in the manner you direct. With respect to each matter requiring a stockholder vote, you may vote “for” or “against” or abstain from voting.

The persons named in the proxy, who are our officers, will vote according to your directions. If you sign and return a proxy card or otherwise vote by Internet or telephone, but do not specify how to vote, we will vote your shares in favor of our director nominees, in favor of Items 2 and 3 and against Item 4.

Can I revoke my proxy?

Yes. You may revoke your proxy before it is voted by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting, or (iii) sending written notification of revocation addressed to:

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
Attn: Luciana Fato, Esq., Corporate Secretary

Note that your mere attendance at the meeting will not revoke a proxy that you previously submitted to MMC.

What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. With respect to each matter properly brought before the meeting, each stockholder who held shares as of the record date is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date.

The voting standards applicable to the annual meeting are as follows:

Election of Directors

Uncontested Elections. In December 2006, MMC amended its bylaws to adopt a majority voting standard for the election of directors. In an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. In an uncontested election, abstentions and broker nonvotes with respect to a nominee’s election will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. MMC’s Guidelines for Corporate Governance address the procedures to be followed if an incumbent director standing for reelection in an uncontested election of directors fails to receive a majority of the votes cast. See “Director Election Voting Standard” at page 10.

Contested Elections. In a contested election of directors (i.e., where the number of nominees exceeds the number of directors to be elected), a nominee will be elected by a plurality of the votes cast.

Other Proposals

Items 2, 3 and 4 will be decided by the affirmative vote of a majority of the shares of MMC common stock present or represented and entitled to vote at the annual meeting. In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of this paragraph, while broker nonvotes will not.

Significance of Broker Nonvotes

The rules of the New York Stock Exchange prohibit a broker or other record holder from voting on certain matters (often referred to as “non-routine”) if the broker has not received specific voting instructions from its client (i.e., the beneficial owner of the shares) on those matters. In such a case, the broker may submit a proxy but it will not vote the client’s shares on the matter(s) for which instructions were required but not provided by the client. Shares subject to such “broker nonvotes” are not counted as present or represented with respect to the non-routine matters; however, they are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the NYSE rules, Items 3 and 4 described in this proxy statement are considered non-routine.

Could additional matters be decided at the annual meeting?

As of the date of this proxy statement, we do not know of any business not described in this proxy statement that will be presented at the meeting. However, if other business shall properly come before the meeting, the persons named in the proxy will vote on your behalf using their discretion.

Who conducts the annual meeting?

The chairman of MMC’s board of directors acts as chairman of the annual meeting, and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting. The chairman also is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all participants.

Who will count the vote at the annual meeting?

Representatives of ADP Investor Communication Services will tabulate the votes and act as inspectors of election.

How may I obtain an electronic copy of the proxy statement and annual report?

This proxy statement and our 2006 Annual Report can be viewed on our website at http://www.mmc.com/annualreport.html. Most stockholders may elect to receive future proxy statements and annual reports electronically over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this Internet option, and thus save MMC the cost of producing and mailing these documents to you, by following the instructions provided when you vote over the Internet. Active employees of MMC who hold MMC stock in employee stock plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials over the Internet, your choice will remain in effect until you tell us otherwise. You may change an election to receive proxy materials electronically in the future by following the instructions at the end of your Internet voting session.

What is “householding”?

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a single copy of MMC’s proxy statement and annual report is sent to stockholders of record and holders of shares in certain MMC, Putnam and Mercer employee benefit plan accounts who share the same last name and reside at the same mailing address, unless one of the stockholders at that address notifies us that they wish to receive individual copies. Stockholders who participate in householding continue to receive separate proxy cards. Also, householding does not in any way affect dividend check mailings.

If you hold MMC stock of record or in an employee benefit plan account and share an address and last name with one or more other holders of record or in a plan account and you wish to receive separate annual reports, proxy statements and other disclosure documents from MMC, you may revoke your consent to householding at any time by calling Automatic Data Processing (“ADP”) toll-free at 1-800-542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

A number of brokerages and other institutional holders of record have instituted householding. If you hold your shares in “street name,” please contact your broker or other holder of record to request information about householding.

How may I obtain another set of proxy materials?

If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone MMC’s office of Investor Relations at (212) 345-5475 or write to:

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
Attn: Investor Relations

Who will bear the cost of this proxy solicitation?

We pay the expenses of preparing the proxy materials and soliciting this proxy. We also reimburse brokers and other record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of MMC common stock.

In addition to this mailing, proxies may be solicited personally, electronically or by telephone by our directors, officers, other employees or agents. We have retained Georgeson Shareholder Communications Inc. as our agent to assist in the proxy solicitation at a fee of approximately $9,000, plus expenses. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

CORPORATE GOVERNANCE

We describe highlights of our governance environment below, and also in the next section of this proxy statement, captioned “Board of Directors and Committees.” All of MMC’s key corporate governance materials are available online at http://www.mmc.com/corpgov.html, and will be sent in hard copy to any stockholder who so requests.

Recent Developments

Since late 2004, MMC has significantly enhanced its corporate governance practices. Highlights of these initiatives include:

  Increased Board Independence. Over the last 30 months, we have substantially reconfigured our board. Currently, 11 of MMC’s 12 directors are independent.

  Development of Compliance Infrastructure. In February 2005, the board established a compliance committee. Simultaneously, the board appointed MMC’s first chief compliance officer.

  CEO/Chairman Separation. In March 2005, we separated the roles of chief executive officer and non-management chairman. In October 2006, we confirmed this approach as a matter of MMC policy.

  Senior Executive Equity Ownership Guidelines. In September 2006, the board approved equity ownership guidelines for senior executives, requiring senior management to acquire, within five years, shares with a value equal to a multiple of base salary.

  Director Equity Ownership Requirements. In October 2006, the board established an affirmative requirement that directors acquire and hold $100,000 worth of MMC equity.

  Majority Voting in Director Elections. In December 2006, the board amended MMC’s bylaws to provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

  Compensation Structure for Non-Management Directors. In early 2007, MMC revamped its director compensation structure (effective June 1) to provide greater transparency to investors; among other steps, the board abolished meeting fees and retainers for non- chair committee membership.

Guidelines for Corporate Governance

MMC’s Guidelines for Corporate Governance (our “Governance Guidelines”) are the means by which MMC formally expresses many of its governance policies. The Governance Guidelines were initially adopted by the board in May 2003. The board has subsequently amended them, most recently in December 2006. The Governance Guidelines are posted on our website at http://mmc.com/about/GuidelinesCorporateGovernance.pdf and a copy is attached as Appendix A to this proxy statement.

The Governance Guidelines address a range of corporate governance matters, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

  Specific board functions, such as:

    evaluation of CEO performance and approval of CEO compensation;

    reviewing MMC’s strategic and operating plans, financial objectives and major corporate actions;

    assessing major risks facing MMC and options for their mitigation;

o	overseeing the integrity of MMC’s financial statements and financial reporting processes;
o	ensuring the adequacy of MMC’s processes for legal and ethical compliance; and
o	monitoring the effectiveness of MMC’s corporate governance practices. (Section B)

  CEO/chairman separation. (Section F.2)

  CEO succession planning and management development. (Section C)

  Majority voting in director elections. (Section E.3)

  Director qualification standards and director independence. (Sections D.2 and D.3)

  Retirement requirements for non-management directors. (Section E.6)

  Executive sessions of non-management directors, which MMC holds at every in-person meeting of the board. (Section H.3)

  Limits on other public board service. (Section D.5)

  Director and senior management stock ownership. (Sections K.2 and K.3)

  Board access to management and outside advisors. (Section I)

  Director orientation and continuing education. (Section J)

Director Independence

The board has determined that all directors who served on the board in 2006 (including Mr. Robert F. Erburu, who retired from MMC’s board in May 2006), other than Mr. Cherkasky, are independent. With 11 independent directors out of 12, the board has satisfied its objective that a substantial majority of MMC’s directors should be independent of management.

For a director to be considered “independent,” the board must affirmatively determine that the director has no direct or indirect material relationship with MMC. The board has established categorical standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the New York Stock Exchange listed company rules. MMC’s director independence standards are set forth at the end of our Governance Guidelines in Appendix A to this proxy statement.

All members of the audit, compensation, compliance, and directors and governance committees must be independent directors as defined by MMC’s Governance Guidelines. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from MMC or any of its subsidiaries other than their directors’ compensation. Under our Governance Guidelines, if a director whom the board has deemed independent has a change in circumstances or relationships that might cause the board to reconsider that determination, he or she must immediately notify the chairman of the board and the chair of the directors and governance committee.

MMC has adopted policies and procedures requiring review and approval of any transaction between MMC and certain types of related persons, including directors. These policies and procedures are described below under “Review of Related-Person Transactions.”

Codes of Conduct

MMC’s reputation is fundamental to our business. MMC’s directors and officers and other employees are expected to act ethically at all times. To provide guidance in this regard, MMC has adopted a Code of Business Conduct and Ethics, which applies to all of the above individuals. This code is posted on the MMC website at http://www.mmc.com, and a print copy is available to any stockholder upon request. MMC has also adopted a Code of Ethics for the Chief Executive and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. A copy of this code is filed as an exhibit to our 2002 Annual Report on Form 10-K. We would disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, on our website within four business days.

Under the Code of Business Conduct and Ethics, directors and senior executives may not have an ownership interest in any company that competes or does business with MMC without first consulting with MMC’s general counsel. Under the Governance Guidelines, directors must offer to resign if they have any significant change in their personal circumstances, including a significant change in employment or business activities. Directors are expected to recuse themselves from any board discussion or decision affecting their personal, business or professional interests.

Review of Related-Person Transactions

MMC maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between MMC and related persons. The policy is administered by the directors and governance committee of the board, with assistance from MMC’s corporate secretary.

The policy applies to any “related-person transaction.” This means a transaction (i) to which MMC is a party, (ii) which involves an aggregate value of $120,000 or more, and (iii) in which a related person has a direct or indirect material interest. A “related person” means a director or executive officer of MMC, a nominee for election as a director of MMC, a beneficial owner of more than five percent of MMC’s outstanding common stock, or an immediate family member of any of the foregoing persons.

In determining whether to approve or ratify a related-person transaction, the directors and governance committee will review the facts and circumstances it considers relevant. These may include: the commercial reasonableness of the terms of the transaction; the benefits of the transaction to MMC; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction; and the potential impact of the transaction on any MMC director’s independence. The directors and governance committee will approve or ratify the related-person transaction only if the committee, in its sole good faith discretion based on the facts and circumstances it considers relevant, determines that the related-person transaction is in, or is not inconsistent with, the best interests of MMC and its stockholders.

If the directors and governance committee determines not to approve or ratify a related-person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the directors and governance committee will participate in any review or determination with respect to a related-person transaction if the committee member or any of his or her immediate family members is the related person.

Communicating Concerns to Directors

MMC’s audit committee has established procedures to enable anyone who has a concern about the company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the board, the chairman of the board or the non-management directors as a group. These communications, which may be made on a confidential or anonymous basis, may submitted in writing or by telephone, as follows:

By mail to:
Marsh & McLennan Companies, Inc.
P.O. Box 4974
New York, N.Y. 10185-4974

By telephone to the MMC Ethics & Compliance Line:
Canada & the U.S.: 1-800-381-2105

Outside Canada & the U.S, use your country’s AT&T Direct® service number to reach the
MMC Ethics & Compliance Line toll-free.

Further details of MMC’s procedures for handling complaints and concerns of employees and other interested parties are posted on our website at http://www.mmc.com/corpgov.html. MMC policy prohibits retaliation against anyone who raises an integrity concern of the type described above.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition, Leadership and Size

Our board of directors currently has 12 members. Following the retirement of Lewis W. Bernard at the 2007 annual meeting, the board will have 11 members. The only member of management who serves on the board is Michael G. Cherkasky, MMC’s president and chief executive officer.

Stephen R. Hardis is the board’s non-management chairman. MMC separated the roles of chief executive officer and chairman in 2005.

As stated in our Governance Guidelines, the board of directors has determined that 10–14 directors is currently its appropriate size. The board believes this range is sufficient to ensure the presence of directors with diverse experience and skills, without hindering effective decision-making or diminishing individual accountability. The board also believes this range is flexible enough to permit the recruitment, if circumstances so warrant, of any outstanding director candidate in whom the board may become interested at a future time. The directors and governance committee periodically reviews the size of the board and recommends changes as appropriate.

Director Qualifications and Nomination Process

As provided in our Governance Guidelines, prospective MMC directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability, and must be committed to representing all MMC stockholders rather than any particular interest group. In addition, the board evaluates director candidates by reference to the following criteria (which are not listed in any order of importance): (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to MMC in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the board or any committees of the board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance; and (viii) any other criteria the board deems appropriate.

The board, taking into account the recommendation of the directors and governance committee, is responsible for nominating a slate of director candidates for election at MMC’s annual meeting of stockholders. The board has delegated to the directors and governance committee the authority, when circumstances so warrant, to identify, screen and recommend to the board potential new candidates for board membership. The directors and governance committee periodically reviews with the board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent board, taking into account, among other things, the board’s current mix and diversity of skills, backgrounds and experience.

Stockholder Recommendations for Director Candidates

The directors and governance committee will consider director candidates recommended in writing by stockholders. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to stockholders in connection with the previous year’s annual meeting. Therefore, to recommend a candidate to the directors and governance committee for consideration for nomination by the board at MMC’s 2008 annual meeting of stockholders, a stockholder must submit the recommendation, in writing, by December 4, 2007.

The written recommendation must demonstrate that it is being submitted by a stockholder (beneficial or of record) of MMC and include information about recommended director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must confirm that the recommended individual would consent to serve as a director, if nominated and elected. Such recommendations should be sent to:

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
Attn: Directors and Governance Committee
c/o Luciana Fato, Esq., Corporate Secretary

Director Election Voting Standard

In December 2006, the board amended Article II of MMC’s bylaws to provide that in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the board. See the discussion under “What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?” at page 2 above.

In connection with the implementation of MMC’s majority voting standard for director elections, the board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

  An incumbent director who fails to receive the required number of votes for re-election at a meeting of stockholders shall offer to resign, and the board shall nominate for election only director candidates who agree to tender to the board, promptly following their election, an irrevocable resignation that will be effective upon (i) such director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the board’s acceptance of such resignation.

  Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for re-election, the directors and governance committee shall make a recommendation to the board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

  If the board accepts a director’s resignation, the directors and governance committee will recommend to the board whether to fill the resultant vacant board seat or reduce the size of the board. If the board rejects a director’s resignation, such director shall, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Attendance

The board held 15 meetings, including telephonic meetings, during 2006. The average attendance by directors at meetings of the board and its committees held during 2006 was approximately 93%. All directors attended at least 75% of the meetings of the board and committees on which they served. Barring unforeseen circumstances, all directors are expected to attend our annual meeting of stockholders in 2007. All of our directors except Ms. Simmons were present at the 2006 annual meeting.

Tenure

Non-management directors retire at the annual meeting following their 72nd birthday, unless the person has been a non-management director for less than ten years. In such cases, non-management directors retire at the annual meeting following the earlier of ten years of service or attaining age 75. Directors who are employees of MMC, in the normal course, resign from the board concurrent with their retirement from MMC.

Committees

Our board has established an executive committee, an audit committee, a compensation committee, a compliance committee and a directors and governance committee to assist the board in discharging its responsibilities. Following each committee meeting, the respective committee chair generally reports the highlights of the meeting to the full board.

Membership on each of the audit, compensation, compliance and directors and governance committees is limited to independent directors. The charters for these committees can be viewed on our website at http://www.mmc.com/corpgov.html. Printed copies are available to any stockholder upon request.

In May 2006, certain committee memberships were rotated, resulting in changes to the composition of each of the committees. The table below provides current membership and 2006 meeting information for directors on each of the following board committees:

Directors and
Name	Executive		Audit		Compensation		Governance		Compliance
Mr. Baker			X						X
Mr. Bernard	X				X	(chair)
Mr. Carter	X		X						X	(chair)
Mr. Cherkasky	X
Mr. Fanjul			X		X
Mr. Hardis	X	(chair)			X		X
Ms. King	X						X	(chair)
Lord Lang					X		X
Mr. Oken	X		X	(chair)
Mr. Olsen			X						X
Mr. Schapiro					X		X
Ms. Simmons							X

2006 Meetings	0		14		7		5		11

Executive Committee

The executive committee:

  is empowered to act for the full board in intervals between board meetings, with the exception of certain matters that, under Delaware law or MMC’s by-laws, may not be delegated to a committee of the board; and

  meets as necessary, with all actions taken by the committee reported at the next board meeting.

Audit Committee

The audit committee is charged with assisting the board in fulfilling its oversight responsibilities with respect to:

  the integrity of MMC’s financial statements;

  the qualifications, independence and performance of MMC’s independent registered public accounting firm;

  the performance of MMC’s internal audit function; and

  compliance by MMC with legal and regulatory requirements.

The audit committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by MMC’s independent registered public accounting firm. MMC’s independent registered public accounting firm reports to the audit committee. All members of the audit committee are independent as required by MMC, the listing standards of the New York Stock Exchange and the SEC’s audit committee independence rules.

All members of the audit committee are “financially literate,” as defined by the New York Stock Exchange and determined by the board of directors. The board of directors has determined that Marc D. Oken has the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

Compensation Committee

Among other things, the compensation committee:

  evaluates the performance and determines the compensation of MMC’s chief executive officer;

  reviews and approves the compensation of other senior executives; and

  makes recommendations to the board with respect to MMC’s incentive compensation plans and equity-based plans, and discharges the responsibilities of the committee set forth in these plans.

All members of the compensation committee are independent as required by MMC and the listing standards of the New York Stock Exchange.

Directors and Governance Committee

Among other things, the directors and governance committee:

  develops, reviews and periodically reassesses MMC’s corporate governance principles and recommends proposed changes to the board;

  oversees the development and implementation of succession planning for MMC’s chief executive officer;

  identifies, considers and recommends qualified candidates to the board for election as directors, including the slate of directors that the board proposes for election at the annual meeting;

  in consultation with the board committee chairs, recommends committee assignments to the board;

  reviews and makes recommendations to the board regarding compensation of MMC’s non-management directors; and

  develops processes for and oversees annual assessments of the board’s performance and effectiveness.

All members of the directors and governance committee are independent as required by MMC and the listing standards of the New York Stock Exchange.

Compliance Committee

The compliance committee is a subcommittee of the audit committee. It was formed in February 2005 pursuant to the settlement agreement dated January 30, 2005 among MMC, Marsh Inc., the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York. Among other things, the compliance committee:

  assists the board with the oversight of MMC’s compliance with legal and regulatory requirements;

  monitors Marsh’s compliance with the standards of conduct mandated by the settlement agreement; and

  discharges such other responsibilities relating to compliance oversight as the chairman of the audit committee may, from time to time, assign to the compliance committee.

Director Compensation

Executive Directors

Executive directors (currently only Mr. Cherkasky) receive no compensation specific to their service as directors.

Non-Management Directors—Current Compensation Structure

We currently pay the following compensation with regard to the service of our non-management directors:

  a basic retainer of $40,000 per year (June 1 – May 31) and an annual stock grant on June 1 (1,800 shares in 2006) as determined by the directors and governance committee;

  an additional retainer of $5,000 per year to the chair of each committee;

  an additional retainer of $2,000 per year to other members of each committee;

  a fee of $1,000 and reimbursement of related expenses for each meeting of the board or a committee attended; and

  a supplemental annual retainer of $100,000 per year to our non-management chairman.

We offer travel accident insurance benefits to non-management directors in connection with MMC-related business travel. Non-management directors are eligible to participate in MMC’s matching-gift program for certain charitable gifts by employees.

Under the terms of MMC’s Directors’ Stock Compensation Plan, the non-management directors receive twenty-five percent of their basic annual retainer (i.e., $10,000) in MMC stock at the fair market value thereof, as well as their annual stock grant, on each June 1. The balance of their compensation (including attendance fees and committee retainers) is paid quarterly in MMC common stock, cash or a combination thereof, as the director elects. The non-management directors may defer receipt of all or a portion of their compensation to be paid in MMC common stock until the year following either their retirement from the board or a specified earlier date.

Non-Management Directors—Compensation Structure Effective June 1, 2007

Effective June 1, 2007, the start of the board’s next annual pay cycle, each non-management director will receive a basic annual retainer of $100,000 and an annual grant of MMC common stock with a current market value of $100,000, but will no longer receive a $1,000 fee for each board and committee meeting attended. An additional retainer of $15,000 per year will be paid to the chairs of the audit, compensation, compliance and directors and governance committees. MMC will no longer pay an annual retainer to non-chair committee members. The non-management chairman of the board will receive a supplemental retainer of $150,000 per year.

The annual retainers described above will continue to be payable in quarterly installments. The payment terms currently in effect will not change and non-management directors will continue to be eligible for reimbursement of meeting-related expenses, travel accident insurance benefits, and participation in MMC’s matching charitable gift program.

The following table provides information on fiscal 2006 compensation for non-management directors who served during 2006:

	(b)			(e)
	Fees			Change in
	earned	(c)	(d)	Pension Value	(f)
	or paid in	Stock	Option	and Deferred	All Other
(a)	cash (2)	Awards	Awards	Compensation	Compen-	(g)
Name (1)	($)	(3)($)	($)	Earnings ($)	sation ($)(4)	Total ($)
Mr. Baker	$57,582	$60,396	—	—	—	$117,978
Mr. Bernard	57,000	60,396	—	—	—	117,396
Mr. Carter (5)	79,000	60,396	—	—	$2,500	141,896
Mr. Erburu (6)	88,157	—	—	—	5,000	93,157
Mr. Fanjul	65,000	60,396	—	—	—	125,396
Mr. Hardis (7)	121,184	60,396	—	—	10,000	191,580
Ms. King	70,500	60,396	—	—	5,000	135,896
Lord Lang	63,000	60,396	—	—	—	123,396
Mr. Oken	54,082	60,396	—	—	—	114,478
Mr. Olsen	74,000	60,396	—	—	5,000	139,396
Mr. Schapiro	61,000	60,396	—	—	5,000	126,396
Ms. Simmons	54,000	60,396	—	—	10,000	124,396
____________________

(1)	Mr. Cherkasky, MMC’s president and chief executive officer, is not included in this table since he is an employee of MMC and thus receives no compensation for his service as a director of MMC.

(2)	In 2006, non-management directors received $10,000 of their basic retainer in MMC common stock at the fair market value thereof on June 1, 2006, as reported on column (c). The amounts in this column (b) reflect the balance of their basic retainer, as well as any additional retainers and meeting fees. These amounts are payable in cash, but directors may elect to receive all or a portion of these amounts in shares of MMC common stock or to defer these amounts into MMC stock units. Mr. Fanjul has elected to receive these amounts in shares of MMC common stock. Messrs. Bernard and Hardis elected to defer these amounts into MMC stock units. Ms. King elected to defer 20% of these amounts into MMC stock units. At the end of the deferral period, MMC stock units are distributed as shares of MMC common stock.

(3)	The amounts shown in this column constitute the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R). The amounts in this column represent (i) the $10,000 portion of the basic retainer required to be taken in MMC stock and (ii) a grant of 1,800 shares of MMC common stock. Both amounts were awarded on June 1, 2006 at the fair market value on that date of $28.00 per share. Messrs. Bernard, Carter, Hardis, Schapiro and Ms. King and Ms. Simmons elected to defer the equity portion of their basic retainer into MMC stock units.

(4)	MMC maintains a matching gifts program for employees and directors, pursuant to which MMC matches, on a dollar-for-dollar basis, charitable contributions to certain educational institutions up to $5,000. The amounts shown in the table represent MMC’s matching contribution. In the case of Mr. Hardis and Ms. Simmons, matching contributions for fiscal year 2005 were paid in 2006.

(5)	Mr. Carter’s cash compensation is paid directly to the law firm of Dorsey & Whitney LLP, where he is a partner, pursuant to an agreement between Mr. Carter and the firm.

(6)	Mr. Erburu retired as non-management chairman of the board on May 18, 2006. During fiscal year 2006, Mr. Erburu received a pro-rata portion of the $100,000 annual retainer paid to the non-management chairman for the time he served in such capacity.

(7)	Mr. Hardis was elected non-management chairman of the board on May 18, 2006.

In 1999, all of MMC’s directors were offered the opportunity to invest, on an after-tax, out-of-pocket basis, in a fund (the “Fund”) that is a limited partner of Trident II, L.P. (“Trident II”), a $1.4 billion private equity fund that was managed by MMC Capital, Inc., then a subsidiary of MMC. In 1999, Messrs. Bernard and Hardis and Lord Lang committed to invest an aggregate of $2.29 million in Trident II, through the Fund. Neither these directors nor the Fund were required to pay the 1.5% management fee or a carried interest performance fee equal to 20% of the profit generated by Trident II, subject to the achievement of minimum returns for all the limited partners in Trident II. Such fees, if they had been payable on the same terms in which they were charged to third party investors, would not have exceeded $5,000 in 2006, $10,000 in 2005 or $30,000 in 2004, for any of Messrs. Bernard and Hardis and Lord Lang. On May 31, 2005, MMC completed its sale of the business of MMC Capital to the management team of MMC Capital. The name of the new firm is Stone Point Capital LLC (“Stone Point”). MMC no longer participates in the investment decisions or management of Trident II or the private equity funds managed by Stone Point, and no longer receives management fees or origination fees related to the business conducted by Stone Point, except that MMC retained the right to receive certain performance fees related to the Trident II private equity partnership.

ITEM 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. At the 2007 annual meeting, stockholders will vote on the election of the two nominees described below for a term ending at the 2010 annual meeting. The two nominees are current directors of MMC. After fifteen years on the board, Mr. Lewis Bernard has decided not to stand for reelection at the 2007 annual meeting.

Each nominee has indicated to MMC that he will serve if elected. We do not anticipate that either nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the board.

The following section contains information provided by the nominees and continuing directors about their principal occupations, business experience and other matters.

The board of directors recommends a vote FOR the election of both nominees.

     Nominees for Election as Directors
for a Three-Year Term Expiring in 2010

Zachary W. Carter Audit Committee Compliance Committee (Chair)	Director since 2004

Mr. Carter, age 57, is a partner at the law firm of Dorsey & Whitney LLP, where he is co-chair of the White Collar Crime and Civil Fraud practice group. He joined Dorsey & Whitney in 1999. Mr. Carter was the United States Attorney for the Eastern District of New York from 1993 to 1999. Mr. Carter is a director of Cablevision Systems Corporation and is chairman of the Mayor’s Advisory Committee on the Judiciary, chairman of the board of directors of Hale House Center, Inc. and a trustee of the New York University School of Law and the Vera Institute of Justice.

____________________

Oscar Fanjul Audit Committee Compensation Committee	Director since 2001

Mr. Fanjul, age 57, is vice chairman of Omega Capital, a private investment firm in Spain. Mr. Fanjul is honorary chairman of Repsol YPF, where he was chairman and chief executive officer from its inception in 1986 until 1996. He was chairman of Hidroeléctrica del Cantábrico from 1999 to 2001 and chairman of NH Hoteles from 1997 until 1999. Mr. Fanjul is a director of Acerinox, the Lafarge Group, the London Stock Exchange, Areva (Conseil de Surveillance), Inmobiliaria Colonial and a member of MMC’s International Advisory Board. He is a trustee of the International Accounting Standards Committee Foundation and the Amigos del Museo del Prado.

Directors Continuing in Office
(Term Expiring in 2008)

Michael G. Cherkasky Executive Committee	Director since 2004

Mr. Cherkasky, age 57, is president and chief executive officer of MMC. He served as chairman and chief executive officer of Marsh Inc., MMC’s risk and insurance services subsidiary, from October 2004 until September 2005. Before its business combination with MMC in July 2004, Mr. Cherkasky was president and chief executive officer of Kroll Inc., the global risk consulting company. Mr. Cherkasky joined Kroll in 1994, rising to the position of president and chief executive officer in 2001. Prior to joining Kroll, Mr. Cherkasky spent 16 years in the criminal justice system, including serving as chief of the Investigations Division for the New York County District Attorney’s Office.

____________________

Stephen R. Hardis Executive Committee (Chair) Compensation Committee Directors and Governance Committee	Director since 1998

Mr. Hardis, age 71, was chairman of Eaton Corporation from 1996 until his retirement in 2000. Mr. Hardis joined Eaton in 1979, and was its chief executive officer from 1995 to 2000. He was Chairman of Axcelis Technologies, Inc. from 2000 until May 2005. He is a director of American Greetings Corporation, Axcelis Technologies, Inc., Lexmark International Corporation, Nordson Corporation, Progressive Corporation and Steris Corporation.

____________________

The Rt. Hon. Lord Lang of Monkton, DL Compensation Committee Directors and Governance Committee	Director since 1997

Lord Lang, age 66, was a member of the British Parliament from 1979 to 1997. He served in the cabinet as president of the Board of Trade and secretary of state for trade and industry from 1995 to 1997 and as secretary of state for Scotland from 1990 to 1995. Lord Lang is chairman of US Special Opportunities Trust plc, Thistle Mining Inc. and a director of Charlemagne Capital Ltd. He is also a member of the House of Lords in the British Parliament and a governor of Rugby School, England.

____________________

Morton O. Schapiro Compensation Committee Directors and Governance Committee	Director since 2002

Mr. Schapiro, age 53, is president of Williams College. Prior to joining Williams College, he was dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s vice president for planning from 1999 to 2000 and chair of its Department of Economics from 1991 to 1994. Mr. Schapiro is a trustee of the Williamstown Theatre Festival, the Sterling & Francine Clark Art Institute, the College Board, the Massachusetts Museum of Contemporary Art and Hillel.

____________________

Adele Simmons Directors and Governance Committee	Director since 1978

Mrs. Simmons, age 65, is vice chair of Chicago Metropolis 2020 and president of the Global Philanthropy Partnership. From 1989 to 1999, she was president of the John D. and Catherine T. MacArthur Foundation. Ms. Simmons is a director of the Shorebank Corporation. She is also a trustee of the Field Museum of Chicago and chair of the board of the Fair Labor Association.

Directors Continuing in Office
(Term Expiring in 2009)

Leslie M. Baker, Jr. Audit Committee Compliance Committee	Director since 2006

Mr. Baker, age 64, was chairman of Wachovia Corporation from 2001 until his retirement in 2003. Mr. Baker joined Wachovia in 1969, where he served as chairman, president and chief executive officer from 1998 to 2001, and as chief executive officer from 1994 to 1998. He is a director of the North Carolina Arboretum, Marine Corps Heritage Foundation, Old Salem, Inc. and the James B. Hunt Institute for Education.

____________________

Gwendolyn S. King Executive Committee Directors and Governance Committee (Chair)	Director since 1998

Ms. King, age 66, is president of Podium Prose, a speaker’s bureau. From 1992 until 1998 she was senior vice president, corporate and public affairs at Peco Energy. From 1989 to 1992 she served as commissioner of the Social Security Administration in the U.S. Department of Health and Human Services. Ms. King is a director of Lockheed Martin Corporation, Monsanto Company and the not-for-profit National Association of Corporate Directors. She also serves as a trustee of the Barnes Foundation.

____________________

Marc D. Oken Executive Committee Audit Committee (Chair)	Director since 2006

Mr. Oken, age 59, is the managing partner of Falfurrias Capital Partners, a private equity firm. He was chief financial officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as executive vice president–chief accounting officer, a position he held until 1998, when he became executive vice president–principal finance executive. He is a director of Sonoco Products Company and Star Scientific, Inc.

____________________

David A. Olsen Audit Committee Compliance Committee	Director since 1997

Mr. Olsen, age 69, was chairman of Johnson & Higgins from 1991 until its business combination with MMC in 1997. He served as vice chairman of MMC from May through December 1997. He joined Johnson & Higgins in 1966, and was its chief executive officer from 1990 to 1997. Mr. Olsen is a director of U.S. Trust Corporation. He is trustee emeritus of Bowdoin College, a director of Salisbury Visiting Nurses Association, and an advisory board member of the Salisbury Housing Trust and the Northwest Center for Family Services.

STOCK OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table reflects the number of shares of our common stock which each director and each named executive officer, as defined below, has reported as owning beneficially or otherwise having a pecuniary interest in, and which all directors and executive officers of MMC have reported as owning beneficially as a group. These common stock holdings are as of February 28, 2007, except with respect to interests in MMC’s Stock Investment Plan and Stock Investment Supplemental Plan, which are as of December 31, 2006. The table also includes the number of shares of common stock beneficially owned by persons known to MMC to own more than 5% of our outstanding shares. The term “named executive officer” refers to MMC’s chief executive officer, three persons who served as MMC’s chief financial officer during the fiscal year ended December 31, 2006 and the three other most highly compensated executive officers of MMC.

	Amount and Nature of
	Beneficial Ownership (1)
	Sole Voting	Other than
	and	Sole Voting
	Investment	and Investment
Name	Power	Power (2)	Total
Leslie M. Baker, Jr.	5,157	—	5,157
Matthew B. Bartley	4,467	57,531	61,999
Lewis W. Bernard	6,000	78,315	84,315
M. Michele Burns	—	57,196	57,196
Zachary W. Carter	—	6,615	6,615
Michael G. Cherkasky	2,333	472,483	474,816
Oscar Fanjul	30,726	—	30,726
Charles E. Haldeman, Jr.	33,333	143,154	176,487
Stephen R. Hardis	22,000	35,704	57,704
Gwendolyn S. King	—	21,547	21,547
Lord Lang	6,260	10,128	16,388
Marc D. Oken	2,157	—	2,157
David A. Olsen	432,008	213,154	645,162
Morton O. Schapiro	—	11,093	11,093
Adele Simmons	146,756	40,706	187,462
David Spiller	893	116,643	117,536
Brian M. Storms	—	401,961	401,961
Sandra S. Wijnberg	79,135	—	79,135
All directors and executive officers as a group (3)	914,739	3,831,513	4,746,252

		Percentage
		of Stock
		Outstanding
	Amount	as of
	Beneficially	December
Name	Owned	31, 2006
Capital Research and Management Company (4)	65,434,300	11.9%
333 South Hope Street
Los Angeles, CA 90071
T. Rowe Price Associates, Inc. (5)	37,625,718	6.8%
100 E. Pratt Street
Baltimore, MD 21202

____________________

(1)	No director or named executive officer beneficially owned more than 1% of the outstanding common stock, and all directors and executive officers as a group beneficially owned approximately .09% of the outstanding common stock.

(2)	This column includes shares of common stock that: (i) are held in the form of shares of restricted stock; (ii) are held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed; and/or (iii) represent such individuals’ interests in MMC’s Stock Investment Plan. This column also includes MMC stock units that are subject to issuance in the future with respect to the Directors’ Stock Compensation Plan, cash bonus deferral plans or MMC’s Stock Investment Supplemental Plan, and restricted stock units in the following aggregate amounts: Mr. Bartley, 47,025 shares; Mr. Bernard, 78,315 shares; Ms. Burns, 25,946 shares; Mr. Carter, 6,615 shares; Mr. Cherkasky, 142,283 shares; Mr. Haldeman, 42,554 shares; Mr. Hardis, 35,704 shares; Ms. King, 21,147 shares; Mr. Schapiro, 11,093 shares; Mrs. Simmons, 38,908 shares; Mr. Spiller, 116,643 shares; Mr. Storms, 226,360 shares; and all directors and executive officers as a group, 1,098,573 shares. This column also includes shares of MMC common stock which may be acquired on or before April 28, 2007 through the exercise of stock options as follows: Mr. Bartley, performance options totaling 8,250 shares; Ms. Burns, performance options totaling 31,250 shares; Mr. Cherkasky, performance options totaling 201,731 shares; Mr. Haldeman, 100,600 shares; Mr. Storms, performance options totaling 110,715 shares; and all directors and executive officers as a group, 2,173,481 shares. Vested performance options generally do not become exercisable until the trading day following the tenth consecutive trading day that the closing price of a share of MMC common stock on the New York Stock Exchange exceeds the grant price of the options by fifteen percent (15%) or more. In the case of Mr. Cherkasky, the vested performance options become exercisable on the trading day following the thirtieth consecutive trading day that the closing price of a share of MMC common stock on the New York Stock Exchange exceeds the grant price of the options by fifteen percent (15%).

(3)	This group includes the individuals listed in the table, plus eight additional executive officers.

(4)	This information is based upon the number of shares of common stock listed in a Schedule 13G filed by Capital Research and Management Company, dated February 12, 2007.

(5)	This information is based upon the number of shares of common stock listed in a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”), dated February 13, 2007. Price Associates has informed us that these shares are owned by various individual and institutional investors for whom Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. As stated in the 13G filing, Price Associates expressly disclaims beneficial ownership of these shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

MMC is a global professional services firm with over 55,000 employees worldwide, serving a diverse range of clients and operating across four business segments:

  Risk and insurance services

  Risk consulting and technology

  Consulting

  Investment management

As a global professional services firm, one of MMC’s most valuable resources is its employees. MMC’s long-term success depends on the skill, integrity and dedication of our employees. To achieve our goals, we must attract, motivate and retain highly talented individuals at all levels of the organization who will enhance MMC’s financial position and who reflect and promote high standards of ethics and business conduct.

Our MMC performance management and compensation programs impact all of our employees by:

  Identifying key strategic and annual performance goals at the corporate and operating company levels.

  Establishing a general compensation framework for the organization.

  Creating an environment of pay for performance starting with the most senior executives.

COMPENSATION COMMITTEE

Duties and Responsibilities

The compensation committee of the board of directors (the “Committee”) is responsible for determining the compensation of MMC’s senior executives, including the named executive officers (identified in the Summary Compensation Table on page 39). The Committee consists solely of non-management directors who are independent, as determined by the board of directors in accordance with MMC guidelines and the listing standards of the New York Stock Exchange.

The specific duties and responsibilities of the Committee are described in the Committee’s charter, which is available on MMC’s website at www.mmc.com. The Committee’s duties and responsibilities pursuant to its charter include:

  Overseeing the development and implementation of compensation programs for the MMC Chief Executive Officer and other senior executives.

  Reviewing and approving corporate goals and objectives relevant to the compensation of the MMC Chief Executive Officer, evaluating the performance of the MMC Chief Executive Officer in light of those goals and objectives, and setting the MMC Chief Executive Officer’s compensation based on this evaluation. The Committee reviews its determination of the MMC Chief Executive Officer’s compensation with the other independent directors.

  Reviewing and approving the compensation of other senior executives of MMC or any of its subsidiaries designated under procedures that the Committee shall establish from time to time.

  Reviewing and approving employment agreements and arrangements for the Chief Executive Officer and other senior executives of MMC or any of its subsidiaries, including severance and change in control agreements or arrangements.

  Overseeing the development, implementation and operation of incentive-compensation plans for the MMC Chief Executive Officer and other senior executives and equity-based plans, and discharging any responsibilities of the Committee as set forth in any of MMC’s compensation and benefit plans. The Committee makes recommendations to the board of directors with respect to the board’s duties under such plans.

  Establishing performance goals and certifying whether the pre-established performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code as related to those plans linked to such performance measures.

  Reviewing and discussing MMC’s executive talent review process for senior executives of MMC and its subsidiaries and the succession plans for direct reports to the MMC Chief Executive Officer and other key executive positions.

  Reviewing certain key human resource strategic activities, including those relating to diversity, training and recruitment.

Decision-Making Process

The Committee met seven times in 2006, with each meeting typically lasting for one and one-half to two hours. Decisions relating to significant matters are usually presented to the Committee and discussed at more than one meeting to allow full consideration of implications and alternatives before a final decision is made. For example, the structure of the 2006 annual incentive programs (as described below), including the related performance metrics, was addressed by the Committee over multiple meetings before it was approved by the Committee.

The Committee has engaged an independent compensation consultant, Towers Perrin, to assist it in performing its duties and to provide additional assurance that our executive compensation programs are reasonable and consistent with our objectives. The independent compensation consultant reports directly to the Committee and does not do any work for management. Among other things, the compensation consultant provides data, offers professional observations regarding the compensation practices of comparable companies, participates in meetings of the Committee and advises the Committee on specific subjects that arise. The Committee requested and received advice from the compensation consultant with respect to all significant matters addressed by the Committee during 2006.

MMC management makes recommendations to the Committee on compensation philosophy and plan design, develops meeting agendas and prepares background material for Committee meetings. As described below, the Committee considers recommendations from the MMC Chief Executive Officer with respect to the compensation of senior executives (other than the MMC Chief Executive Officer himself). MMC’s Chief Executive Officer, Chief Administrative Officer and Senior Vice President, Worldwide Human Resources generally attend Committee meetings but are not present for executive sessions or for any discussion of their own compensation.

MMC’s human resources department also uses separate compensation consultants and other advisors to help formulate and present its proposals to the Committee. The Committee’s independent compensation consultant reviews major proposals in advance of meetings. In 2006, MMC’s human resources department engaged compensation consultants to assist in the design of MMC’s 2006 annual long-term incentive awards; to identify core comparators for each operating company and for MMC as a whole; to conduct market surveys to benchmark positions and assess the competitiveness of our pay and programs against our relevant market; to review senior executive share ownership guidelines; and to provide compensation trends for 2006 for our core comparator groups.

COMPENSATION PHILOSOPHY

Putnam Executive Compensation Program

Members of Putnam’s senior management group (including its chief executive officer, Mr. Haldeman) participate in a separate executive compensation program specifically designed to support Putnam’s business needs and reflect its marketplace, including a distinct equity incentive plan with awards denominated in or based on Putnam Class B shares. Mr. Haldeman’s compensation is primarily governed by his employment agreement, which is discussed more fully on pages 35-36. Except as otherwise noted, the discussion provided below refers to MMC’s executive compensation program exclusive of Putnam. On February 1, 2007, MMC announced that it had entered into a definitive agreement to sell Putnam to Great-West Lifeco Inc.

MMC Executive Compensation Program

MMC seeks to ensure that its executive compensation policies and programs attract and retain the most highly-qualified and capable professionals and motivate them to lead MMC and its diverse businesses in the long-term interest of MMC’s shareholders. MMC is committed to developing and implementing a “total compensation” structure with a significant portion of compensation based on the attainment of pre-established, quantifiable performance measures. The discussion below tracks the impact of MMC’s recent history on its compensation decisions and philosophy.

Responding to Recruiting and Retention Needs in 2005

MMC’s business environment was dramatically altered in the wake of events leading up to and resulting from MMC’s and Marsh’s settlement agreement with the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York in January 2005. MMC’s critical and immediate business objectives in 2005 were related to stabilizing its businesses, client base and workforce. MMC’s executive compensation activities in 2005 supported these objectives.

A significant challenge in 2005 was the substantial turnover in MMC’s senior management ranks and the immediate need to build a strong senior management team to lead MMC and its operating companies through a challenging period of transition and uncertainty. MMC was compelled to attract a new senior management team to join us in an uncertain environment. At the same time, we needed to retain key contributors to maintain the stability of our businesses. To achieve these objectives, we implemented employment agreements for senior executives and targeted retention programs for key employees who are not senior executives.

Employment Agreements

Historically, MMC had not entered into employment agreements with its senior executives, except in connection with acquisitions. In view of MMC’s pressing needs in 2005, the Committee determined that it would be in the best interest of MMC to enter into written employment agreements with select senior executives, including all of the named executive officers.

The employment agreements were designed to provide a measure of stability regarding the tenure of this new management team and to compensate them in a manner that would encourage them to focus on initially stabilizing and then positioning the businesses for success beyond the transition period. The employment agreements document the terms and conditions of the senior executive’s employment, clarify the respective rights and obligations of these senior executives and MMC and support our objective of retaining key executives.

The employment agreements for the named executive officers are designed to reflect terms and conditions that are reasonable, market competitive and necessary to attract and retain the services of these individuals. Their employment agreements were considered and approved by the Committee in close consultation with its independent compensation consultant. They reflect a common template, except for the agreements with Mr. Spiller (which includes unique terms related to his joining MMC) and Mr. Haldeman (which is discussed below on pages 35-36). The template employment agreement was prepared by independent legal counsel retained by the Committee and in consultation with the Committee’s independent compensation consultant. The significant terms of each of these employment agreements include the following:

  The agreements are for an initial three-year term, with automatic renewal for an additional year unless either party gives notice of its intention to terminate the agreement.

  The agreements provide for base salary and annual short-term and long-term incentive compensation target opportunities and ranges.

  The agreements provide for severance and related compensation under certain terminations of employment.

  The agreements include non-competition, non-solicitation, and confidentiality covenants for the benefit of MMC.

Transitioning in 2006 to Stability and Pay for Performance

In late 2005 and through 2006, MMC began to reinstitute its pay for performance philosophy in the following ways:

  Implementing a “total compensation” approach to better integrate all elements of compensation for greater alignment of pay with performance;

  Setting the components of compensation so that the mix of pay is heavily weighted towards variable elements linked in part to the achievement of pre-established performance metrics;

  Aligning compensation components and levels with our market comparators;

  Redesigning our annual short-term incentive program to emphasize the use of pre-established performance measures (discussed more fully on pages 27-29); and

  Redesigning our annual long-term incentive program with a focus on performance-based restricted stock units and performance-contingent stock options (discussed more fully on pages 29-33).

Total Compensation Approach

Our “total compensation” approach is designed to integrate the primary components of our compensation program for a performance year, which runs concurrently with the calendar and fiscal year. As an important initial step in support of this approach, the Committee considered and approved in February 2007, both the annual short-term incentive opportunity payouts and the annual long-term incentive awards in light of performance during the 2006 performance year. The following table shows total direct compensation (consisting of base salary, annual short-term incentive award and annual long-term incentive awards) for the

2006 performance year in accordance with MMC’s total compensation framework (which includes total direct compensation together with benefits) for each of the named executive officers (other than Ms. Wijnberg, whose employment concluded effective March 31, 2006).

	Total Direct Compensation for Performance Year 2006
	Michael G.	Matthew B.	M. Michele	Charles E.	Brian M.	David H.
	Cherkasky	Bartley	Burns	Haldeman	Storms	Spiller
Annual Base Salary	$1,000,000	$461,437	$625,000	$900,000	$1,000,000	$700,000
Annual Short-term
Incentive Award	2,650,000	650,000	750,000	6,453,105	2,500,000	1,250,000
Total Cash
Compensation	3,650,000	1,111,437	1,375,000	7,353,105	3,500,000	1,950,000

Annual Grant of Long-
term Equity-based
Awards	5,000,024	1,000,005	1,000,005	6,450,000	3,500,017	1,500,007

Total Direct
Compensation	$8,650,024	$2,111,442	$2,375,005	$13,803,105	$7,000,017	$3,450,007

The annual long-term incentive awards granted on February 12, 2007 for the 2006 performance year and shown in the table above are not reflected in the Summary Compensation Table on page 39, which, in accordance with Securities and Exchange Commission rules, reflects the amortized compensation cost of equity-based awards recognized in calendar year 2006.

Focus on Variable Compensation

Our compensation program is designed to tie a significant portion of a senior executive’s total compensation to the achievement of MMC and, if relevant, operating company, performance objectives through annual short-term and long-term incentive opportunities. Approximately 87% of the total direct compensation (i.e., base salary, annual short-term incentive award and annual long-term incentive award) of the named executive officers listed above for 2006 was in the form of short-term and annual long-term incentives. This percentage is determined using the FAS 123(R) values for equity compensation (except that options were valued at $8.00 rather than the FAS 123(R) value of $8.01).

Competitiveness of Pay

We review and consider market comparator compensation levels, general compensation trends and new developments within the various sectors in which we operate. In 2006, we refined the market comparator groups that we use for MMC and the operating companies, based on input from the MMC human resources department’s compensation consultant and the Committee’s independent compensation consultant. These market comparator groups generally represent key competitors of our operating companies, as well as select companies in the financial services, professional services and consulting and insurance industries against whom we compete for talent. Whenever possible, we use survey data relating to the organizations in these market comparator groups. The market comparator group for MMC is comprised of Accenture, Aetna, Aon, Bank of New York, Bear Stearns, Chubb, CIGNA, JP Morgan Chase, Lehman Brothers, Lincoln National, Mellon, MetLife, St. Paul Travelers, Wachovia, and Willis. The market comparator groups for the operating companies consist of companies that we deem to be competitive in their particular markets. The market comparator groups for MMC and the operating companies are periodically reviewed and updated.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The main components of our executive compensation program are:

  Base salary;

  Annual short-term incentive compensation;

  Annual long-term incentive compensation; and

  Benefits

Base Salary

Base salaries for the named executive officers are set forth in their employment agreements. Base salary is intended to provide a fixed level of compensation that is appropriate given an executive’s role in the organization, his or her skills and experience, and pay in the competitive market. Our philosophy is that increases in compensation for an executive should come primarily as a result of performance, and this should generally be effected by increases in the annual short-term and long-term variable components of the executive’s total compensation. Therefore, in general, an executive’s base salary would be adjusted only when the Committee determines that an adjustment is appropriate or necessary to reflect a change in an individual’s responsibilities, growth in his or her job, or changing market or internal equity conditions. The base salaries paid to the named executive officers during 2006 in accordance with their employment agreements are reported in the Summary Compensation Table on page 39. There were no base salary adjustments for the named executive officers in 2006, except in connection with Mr. Bartley’s promotion to Chief Financial Officer of MMC.

Annual Short-term Incentives

Our annual short-term incentive program is intended to advance the interests of MMC and its shareholders by linking the compensation of our senior executives to achievement of key financial and individual objectives. It is designed to reward performance achievements with a time horizon of one year or less, complementing our annual long-term incentive compensation program.

Mr. Spiller and Ms. Burns commenced employment with MMC in 2006 and their annual short-term incentive awards for the 2006 performance year reflect amounts guaranteed to them in their employment agreements. For Messrs. Cherkasky, Bartley and Storms, the Committee approved annual short-term incentive awards that reflect the Committee’s judgment of their 2006 individual and financial performance. The following discussion describes how and why the Committee approved these awards. (The determination of Mr. Haldeman’s annual short-term incentive award is discussed on page 35.)

Target Opportunity

A 2006 target annual short-term incentive opportunity was established for our senior executives, including the named executive officers, generally based on the mid-point of the target annual short-term incentive ranges within their respective employment agreements. The target for Messrs. Cherkasky and Storms was set at 225% of their base salary. Mr. Bartley became a senior executive when he was promoted to Chief Financial Officer of MMC on September 25, 2006, and his employment agreement entered into in connection with this promotion establishes a target annual short-term incentive opportunity range of 100% to 200% of his current base salary with a 2006 target of 100% of his current base salary.

Weightings of Financial and Individual Performance

For senior executives, including Messrs. Cherkasky, Bartley and Storms, 75% of the 2006 annual short-term incentive opportunity was based on financial performance objectives, and 25% was based on individual performance objectives. The financial objectives for MMC corporate executives, with overall MMC responsibilities, were based on MMC’s performance objectives. Consistent with our view that financial performance objectives should reflect the specific characteristics and environment for the business, the financial objectives for MMC operating company executives were based on a combination of MMC’s performance objectives (25%) and the operating company’s performance objectives (50%). Financial and individual performance objective achievement for the annual short-term incentive award may range from 0% to 200% of target for each performance component.

Financial Performance Measures

The Committee selected financial performance measures that were intended to promote MMC’s stabilization and turnaround in 2006, with key goals of top-line growth and enhanced profitability. In determining these measures, the Committee and its independent compensation consultant, together with MMC’s human resources department and its compensation consultant, analyzed a series of performance metrics and their correlation to shareholder return in other companies. Based on that analysis, the Committee selected measures and weightings for MMC performance and for operating company performance. The financial performance measures for MMC were revenue (one-third) and non-GAAP earnings per share (two-thirds). For certain MMC operating companies, the financial performance measures were revenue (one-third) and net operating income (two-thirds). The calculation of the financial performance measures is described in more detail below under “Adjustments for Certain Items” on page 33).

Individual Performance Objectives

The Committee sets the individual performance objectives for Mr. Cherkasky and (with input from Mr. Cherkasky) the other named executive officers. Individual performance is assessed using the following balanced scorecard framework:

  Strategy (contribution to overall MMC strategic direction and, for operating company executives, setting strategic direction of each operating company in conjunction with overall MMC strategic direction);

  Client results (collaboration; creativity and innovation; client retention and loyalty);

  Operational excellence (management of risk; effectiveness and efficiency of operations; compliance and controls); and

  Colleague impact (leadership; promoting our culture and brand; diversity initiatives; reflecting and promoting high standards of business conduct and ethics).

Annual Short-term Incentive Award Determination

The Committee determined the annual short-term incentive awards earned by Messrs. Cherkasky, Bartley and Storms for 2006 performance based on its assessment of actual individual and financial performance in 2006 against the corresponding pre-established performance objectives. Actual 2006 MMC performance was 102% of target, reflecting earnings per share ($1.63 per share on a non-GAAP basis, as described in more detail below under “Adjustments for Certain Items” on page 33), and revenue (reported at $11.921 billion) that both slightly exceeded the targeted performance.

Mr. Cherkasky’s award reflects individual performance of 166% of target, in consideration of his performance in transitioning MMC from stabilization to revenue and earnings growth in 2006. The award for Mr. Bartley, who was in the role of chief financial officer for approximately 3 months of 2006, was at target. Mr. Storms’ award reflects a combination of MMC financial performance, Marsh financial performance of 77% of target (based on Marsh’s 2006 net operating income and revenue), and individual performance of 189% of target. In evaluating Mr. Storms’ individual performance, the Committee considered aspects of Marsh’s financial performance that were not reflected in the pre-established financial performance objectives, as well as Mr. Storms’ overall performance and initiatives in 2006, including implementation of the operational realignment of the businesses within Marsh and the development of a new senior management team.

The awards were approved by the Committee at its February 12, 2007 meeting and were awarded on March 1, 2007. They are reported in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table on page 39. Additional information about these awards is reported in the Grants of Plan-Based Awards Table on page 43.

Annual Long-term Incentives

We believe that annual long-term incentive compensation, designed to reward performance over a multi-year period, performs an essential role in retaining and motivating senior executives and encouraging them to make decisions that enhance the long-term value of shareholders’ investments.

Annual Long-term Incentive Award Components

Historically, MMC’s long-term incentive compensation program for the most senior executives was focused on grants of stock options and long-term restricted stock. We changed the design of our annual long-term incentive compensation program to use a combination of restricted stock units and stock options, with an emphasis on performance-based awards. These changes are designed to:

  expand the “pay for performance” features of our annual long-term incentive compensation program;

  better align the perceived value of annual long-term incentive awards with the “cost” to MMC of these awards, especially in light of the current accounting treatment for stock-based awards; and

  provide for a more efficient use of our common stock, aligned with our shareholders’ interests.

In line with these objectives, annual long-term incentive compensation awards made to the named executive officers in 2007 consisted of three types of equity-based awards (each of which is discussed more fully on pages 31-33). Using values determined under FAS 123(R), the value of each type of award, stated as a percentage of the value of the total annual long-term incentive compensation award is as follows:

  Performance-based restricted stock units – 50%;

  Performance-contingent stock options – 25%; and

  Service-based restricted stock units – 25%.

The accounting cost of each type of equity-based award was considered in formulating the relative size of each specific component of annual long-term incentive compensation but was not determinative. The material terms and conditions of the equity-based awards under the annual long-term incentive compensation program are determined under the provisions of our shareholder-approved 2000 Senior Executive Incentive and Stock Award Plan.

Timing and Procedures

Awards under the annual long-term incentive compensation program are granted after the end of the performance year at a pre-scheduled meeting of the Committee. Awards in 2007 were approved at a Committee meeting on February 12, 2007 and, consistent with our historical practice, were granted on that date. The performance-contingent stock options granted on February 12, 2007 have an exercise price equal to the average of the high and low trading prices of MMC common stock on February 9, 2007, the trading day immediately preceding the grant date. The Committee meeting date was scheduled in July 2006 without regard to the date of the release of our financial results for the year or the release of any other material non-public information.

The Committee periodically awards stock options and restricted stock units to new hires and for retention purposes. These awards are granted at regularly scheduled Committee meetings. The Committee has also authorized the MMC Chief Executive Officer to make such awards to individuals who are not senior executives, subject to additional limitations. These awards are granted on the first trading day of the month following the MMC Chief Executive Officer’s approval of the award. Awards are typically denominated as a dollar value and then converted into a number of restricted stock units using the average of the high and low trading prices of MMC common stock on the trading day immediately preceding the grant date. Where a dollar value is used to denominate an award of stock options, the number of options is determined using an estimated value based on a binomial or Black-Scholes model. All stock options have an exercise price equal to the average of the high and low trading prices of MMC common stock on the trading day immediately preceding the grant date. We believe that our granting procedures effectively protect against the manipulation of grant timing for employee gain.

The MMC human resources department periodically monitors and updates the Committee on the usage of shares for equity-based awards and the number of shares available for future awards under our equity plans. In addition, the MMC human resources department reviews share usage with that of MMC’s market comparator group. As part of the process of granting annual long-term incentive compensation, the Committee considers share usage to ensure that annual long-term incentive compensation awards are at a reasonable level.

Annual Long-term Incentive Award Determination

The value of annual long-term awards granted to the senior executives, including the named executive officers, is determined by the Committee after considering the target ranges for annual long-term incentive opportunities included in each individual’s employment agreement, as well as financial and individual performance for the prior performance year, compensation practices of our market comparator groups, trends in the market and the potential dilutive effect on our shareholders. The Committee also considers the recommendations of the MMC Chief Executive Officer (except in the case of his award). The value of annual long-term awards granted to the named executive officers in 2007 for the 2006 performance year is shown in the following table (and are not reflected in the Summary Compensation Table on page 39).

	Value of Annual Long Term Incentive Awards Granted in 2007
	Michael G.	Matthew B.	M. Michele	Charles E.	Brian M.	David H.
	Cherkasky	Bartley	Burns	Haldeman	Storms	Spiller
Performance-based
Restricted Stock
Units	$2,500,016	$500,003	$500,003		$1,750,011	$750,005
Performance-
Contingent Stock
Options	$1,250,000	$250,000	$250,000		$875,000	$375,000
Service-based
Restricted Stock
Units	$1,250,008	$250,002	$250,002		$875,006	$375,002
Putnam Class B
Restricted Shares				$6,450,000
Total Value of Long
Term Equity-based
Awards	$5,000,024	$1,000,005	$1,000,005	$6,450,000	$3,500,017	$1,500,007

A description of each component of the annual long-term incentive award follows. (The terms of Mr. Haldeman’s award are described on pages 35-36.)

Performance-Based Restricted Stock Units

Performance-based restricted stock units are intended to provide a strong incentive for achieving specific performance objectives over a three-year performance period. Performance-based restricted stock units for named executive officers represent a promise to deliver, as soon as practicable after the end of the performance period, a number of MMC shares ranging from 0% to 200% of the initial number of units granted, depending on performance against objective, pre-established financial metrics. The units are scheduled to vest on the third anniversary of the grant date, with earlier vesting in the event of death and certain terminations of employment. The number of shares delivered is based on performance, with MMC shares equal to 100% of the initial number of units granted if target performance is achieved. Performance above or below target will result in more or fewer MMC shares being delivered. During the vesting period, the grantee is entitled to receive payments equal to dividends paid on one share of our common stock multiplied by the initial number of units granted at the same time dividends are paid to MMC shareholders (i.e., they are not preferential). These payments are deductible by MMC. Performance-based restricted stock units have no voting rights.

The performance-based restricted stock units granted to the named executive officers in March 2006 are scheduled to vest on March 15, 2009. The actual number of MMC shares delivered to the named executive officers will range from 0% to 200% (25% to 200% for Mr. Bartley) of the number of units granted depending on the aggregate performance over the three-year performance period from January 1, 2006 through December 31, 2008 of MMC’s three-year cumulative earnings per share on a non-GAAP basis (as described in more detail below under “Adjustments for Certain Items” on page 33). (Half of the performance-based restricted stock units granted to Mr. Storms were based on Marsh’s three-year cumulative net operating income.)

Target levels for performance-based restricted stock units granted to the named executive officers in 2006 were set at levels that were intended to be aggressive, yet attainable. It is not possible to predict the attainment of any targets, in light of the prospective nature and three-year duration of each performance cycle. Nevertheless, based on MMC’s non-GAAP earnings per share performance in 2006 (as described in more detail below under “Adjustments for Certain Items” on page 33), if MMC achieves its stated financial objective of mid-teens non-GAAP earnings per share growth for the remainder of the performance period, we believe that the targeted performance level for the MMC performance-based restricted stock units should be attained.

Amortization of the grants made in 2006 is reported in the Stock Awards column of the Summary Compensation Table on page 39. Additional information on the performance-based restricted stock units granted in 2006, including the potential number of MMC shares payable at threshold, target, and maximum performance levels, are reported in the Grants of Plan-Based Awards Table on page 43.

The performance-based restricted stock units granted to the named executive officers on February 12, 2007 for the 2006 performance year are scheduled to vest on February 12, 2010 and be delivered in MMC shares based on MMC performance (three-year cumulative non-GAAP earnings per share) on an overall basis for the three-year performance period from January 1, 2007 through December 31, 2009. The performance target for the performance-based restricted stock units granted in 2007 incorporates our stated financial objectives of mid-teens non-GAAP earnings per share growth over the 2007-2009 performance period. The grant date fair value (as adjusted for the expected payout range of 0% to 200%) of the performance-based restricted stock units granted to the named executive officers is amortized over the 36-month vesting period, and no expense for the February 2007 awards was incurred during 2006.

Performance-Contingent Stock Options

Performance-contingent stock options represent the right to purchase a specified number of shares of MMC common stock at a specified exercise price. Performance-contingent stock options are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting in the event of death and certain terminations of employment. The options have an exercise price equal to the average of the high and low trading prices of MMC common stock on the trading day immediately preceding the grant date. The options are exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the performance-contingent stock option has vested. Certain options granted to Mr. Cherkasky are exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for 30 consecutive trading days after the performance-contingent stock option has vested. Options have a term of ten years beginning with the grant date.

The amortization of the grant date fair value of the stock options granted to the named executive officers for grants made prior to 2007 is reported in the Option Awards column of Summary Compensation Table on page 39. Additional information on the performance-contingent stock options granted in 2006, including the number of shares subject to each option, is reported in the Grants of Plan-Based Awards Table on page 43. The performance-contingent stock options granted in 2006 will become exercisable when the closing market price of MMC common stock equals or exceeds $34.75 per share for ten consecutive trading days after the option installment has vested.

Service-Based Restricted Stock Unit

Service-based restricted stock units are intended to complement performance-based restricted stock units and performance-contingent stock options to balance the overall risk and potential reward of our annual long-term incentive compensation program. A service-based restricted stock unit represents a promise to deliver a share of MMC common stock as soon as practicable after vesting. The units granted to the named executive officers for the 2006 performance year are scheduled to vest in three equal annual installments beginning on the first anniversaries of the grant date, in each case with earlier vesting in the event of death and certain terminations of employment. During the vesting period, the grantee is entitled to receive payments equal to dividends paid on one share of our common stock multiplied by the number of units granted at the same time dividends are paid to MMC shareholders (i.e., they are not preferential). These payments are deductible by MMC. Service-based restricted stock units have no voting rights.

The amortization of the grant date fair value of the service-based restricted stock unit awards made to the named executive officers prior to 2007 is reported in the Stock Awards column of the Summary Compensation Table on page 39. Additional information on the service-based restricted stock units granted in 2006, including the number of shares subject to each award, is reported in the Grants of Plan-Based Awards Table on page 43.

Adjustments for Certain Items

For purposes of the annual long-term incentive awards, earnings per share and revenue are calculated based on criteria established at the beginning of the performance period. “Non-GAAP earnings per share” means our earnings per share from continuing operations calculated in accordance with accounting principles generally accepted in the United States, adjusted to exclude the impact of certain items identified in our quarterly earnings releases that affect MMC’s financial results, including restructuring charges and credits and costs related to certain legal and regulatory matters. “Revenue” means our revenue calculated in accordance with accounting principles generally accepted in the United States, adjusted to exclude the impact of currency exchange rates, acquisitions and dispositions. The adjustments are consistent with those made in determining “underlying revenue” as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Benefits

Retirement Program

MMC maintains a United States Retirement Program consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and Supplemental Retirement Plan. The features of the United States Retirement Program, including the actuarial present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2006, are described in further detail on pages 48-50 under the heading “Defined Benefit Retirement Program.” Neither Mr. Haldeman nor Mr. Spiller participates in any MMC-sponsored defined benefit plans.

Severance and Change in Control Arrangements

Severance arrangements for our senior executives, including the named executive officers, are provided in their employment agreements. Change in control benefits are provided through the employment agreements and our equity incentive plans. The equity incentive plans contain a “single trigger”, providing that equity-based awards granted under the plan will vest upon a change in control, and contain a “gross up” provision providing that if any equity-based award that vests as a result of a change in control is subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended, MMC will make a payment to the grantee as necessary to restore such grantee to the same after-tax position had such excise tax not been imposed. The change in control provisions of our employment agreements contain a “double trigger”, requiring a change in control followed by a termination of employment to occur for an executive to receive change in control related severance benefits, and do not contain a “gross up” provision. We use the same definition of “change in control” in the employment agreements and the equity incentive plans.

Under the terms of the employment agreements with our named executive officers, if the executive’s employment is terminated during the term of the agreement other than for cause (as defined in the agreement) or if the executive resigns for good reason (as defined in the agreement), the executive would be entitled to receive a severance benefit equal to:

  two times the sum of his or her base salary and average annual short-term incentive award (three times for Messrs. Cherkasky and Storms in the event of a change in control)

  a prorated annual short-term incentive award

  full vesting of all outstanding equity-based awards

Our change in control terms are designed to be competitive and fair and fall within the mainstream practice of our market comparator group (identified on page 26) and other similarly-sized companies.

The amount of the estimated payments and benefits payable to the named executive officers assuming a change in control of MMC or a termination of employment as of the last day of 2006, and information about the employment agreements with our named executive officers, are shown in the discussion under the heading “Potential Payments upon Termination or Change in Control” on pages 52-57.

Other Benefits

Our senior executives, including the named executive officers, are eligible to participate in MMC’s health and welfare benefit programs on the same basis as MMC’s other eligible employees. The cost of these benefits is partially borne by employees, including the senior executives. Other benefits provided to our senior executives, including the named executive officers are described below.

Nonqualified Deferred Compensation Plans

MMC maintains the Stock Investment Supplemental Plan, an unfunded nonqualified defined contribution retirement plan that coordinates with the tax-qualified Stock Investment Plan (a 401(k) plan). Our senior executives, including the named executive officers other than Mr. Spiller and Mr. Haldeman, are eligible to participate in the Stock Investment Supplemental Plan. In prior years, Mr. Bartley and Ms. Wijnberg deferred portions of their annual short-term incentive awards under a voluntary cash bonus deferral plan. No new deferrals into this plan have been permitted since 2004.

In order to recruit Mr. Spiller to join us, we agreed to allow Mr. Spiller, a British citizen, to waive his participation rights in all of our tax-qualified and related nonqualified employee benefit plans that provide retirement income in exchange for an annual credit of $150,000 to a nonqualified retirement plan at the end of each year, as specified in his employment agreement. His account balance vests after three years of employment and can be notionally invested in either units of MMC common stock or in one or more of a variety of mutual funds.

Earnings in each of these arrangements are based upon actual market performance. None of the arrangements offers preferential above-market earnings.

Additional information about these arrangements, including individual amounts deferred by the named executive officers during the 2006 calendar year, company credits to the Stock Investment Supplemental Plan, and deferred compensation account balances as of the end of 2006 is included on page 52 under the heading “Nonqualified Deferred Compensation.”

Perquisites and Other Personal Benefits

We provide modest executive perquisites and other personal benefits. In general, perquisites or other personal benefits are provided to our senior executives, including the named executive officers, for (i) reimbursement for certain income tax return preparation and financial counseling expenses (up to a maximum of approximately $13,000 per year), (ii) from time-to-time in connection with relocating newly recruited senior executives, and (iii) Mr. Haldeman’s personal and business use of an aircraft in which Putnam owns fractional shares. The incremental cost of providing these perquisites and personal benefits are identified in the footnotes to the “All Other Compensation” column of the Summary Compensation Table on page 41).

PUTNAM EXECUTIVE COMPENSATION PROGRAM

On February 1, 2007, MMC announced that it had entered into a definitive agreement to sell Putnam Investments to Great-West Lifeco Inc. The discussion below does not reflect the effect of the future consummation of that transaction. Mr. Haldeman has reached an understanding with Great-West Lifeco Inc. with respect to his employment arrangements following the consummation of the transaction.

Putnam entered into an employment agreement with Mr. Haldeman on February 27, 2006. The agreement, effective as of January 1, 2006, has a term of four years. Under the terms of the agreement, Mr. Haldeman’s base salary is $900,000 and he is eligible for an annual bonus target opportunity of $5 million. This target is subject to adjustment (positively or negatively) by 150% of the percentage change in assets under management during the calendar year. The adjusted target is increased if certain investment performance goals (measured over the immediately preceding three calendar years) are met.

  If investment returns on 60% or more of retail assets are at or above median, but at or below the 65th percentile, the target is increased by 20%;

  If investment returns on 60% or more of retail assets are above the 65th percentile, but at or below the 75th percentile, the target is increased by 35%; and

  If investment returns on 60% or more of retail assets are above the 75th percentile, the target is increased by 50%.

Following the application of the two prior adjustments, the MMC Chief Executive Officer has discretion to adjust the calculated bonus by plus or minus 10%, subject to the Committee’s approval.

Applying the above formula to Putnam’s 2006 performance results produces an annual bonus for 2006 of $5,865,048 for Mr. Haldeman. Mr. Haldeman is eligible for an annual long-term incentive award under Putnam’s Equity Partnership Plan with an annual grant-date target value of $5 million, subject to the same adjustments as described above. Applying the formula to Putnam’s 2006 performance results produces an annual long-term incentive award for 2006 under Putnam’s Equity Partnership Plan of $5,865,048 for Mr. Haldeman. The Committee concurred with the recommendation of the MMC Chief Executive Officer to increase the total annual bonus and annual long-term incentive award from $11,730,096 to $12,903,105, consisting of a cash payment of $6,453,105 and a long-term incentive award of $6,450,000.

Under the terms of his employment agreement, Mr. Haldeman received an initial retention award with a grant-date value of $12 million, comprised of $9 million of Putnam Class B restricted shares and $3 million of stock options to purchase Putnam Class B shares. These awards vest as follows: 10% on September 1, 2006, 20% on September 1, 2007, 30% on September 1, 2008, and 40% on September 1, 2009.

If Mr. Haldeman’s employment is terminated for any reason during the term of his employment agreement, he will receive earned but unpaid base salary and bonus. If his employment is terminated by Putnam or MMC other than for cause (as defined in the agreement) or if he resigns for good reason (as defined in the agreement) or if his employment is terminated by reason of a Change in Control of Putnam (as defined in the Putnam Equity Partnership Plan) or MMC (as defined in the MMC 2000 Senior Executive Incentive and Stock Award Plan), Mr. Haldeman would be entitled to receive a severance benefit equal to:

  a lump sum cash payment equal to two-times the sum of his then current annual base salary, his average annual bonus during the previous three years and his average long- term award during the previous three years;

  a prorated annual bonus for the year of termination of employment; and

  vesting of his equity and retention awards.

In addition, if as a result of a change in control of MMC an amount attributable to any equity-based award granted to Mr. Haldeman is determined to be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended, MMC will make Mr. Haldeman whole for any excise tax attributable to such equity-based award. A sale of Putnam does not result in the imposition of the excise tax noted above and no gross-up payment is required.

Mr. Haldeman will be subject to certain non-competition and non-solicitation restrictions for twelve or twenty-four months following termination of employment, depending on when his termination of employment occurs.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 2007, MMC adopted stock ownership guidelines for our senior executives, including the named executive officers. We believe that these ownership guidelines further align the interests of our senior executives with shareholders by requiring them to acquire and maintain a meaningful stake of their personal wealth in the form of MMC stock. The ownership guidelines have been designed to take into account an individual’s needs for portfolio diversification, while maintaining stock ownership at levels sufficient to assure our shareholders of management’s commitment to value creation. Executive officers are expected, over a five-year period, to acquire and hold shares of our common stock equal to a specified multiple of their base salary (which varies based on position). The ownership guidelines for the named executive officers are listed below:

Named Executive Officer	Ownership Level Multiple
Michael G. Cherkasky	6
Matthew B. Bartley	3
M. Michele Burns	3
Sandra Wijnberg	*
Charles E. Haldeman	3
Brian M. Storms	3
David H. Spiller	3

* Ms. Wijnberg’s employment with the company concluded on March 31, 2006, prior to the adoption of the stock ownership guidelines.

The following shares (or share equivalents) held directly by named executive officers (and some family members) count toward satisfying the stock ownership guidelines.

  Shares held outright

  Restricted stock

  Stock units granted under the 2000 Senior Executive Incentive and Stock Award Plan and the 2000 Employee Incentive and Stock Award Plan (including for example, performance-based restricted stock units at target levels and service-based restricted stock units) and credited under the Stock Investment Supplemental Plan and other non-qualified retirement arrangements

  Shares held in the Stock Investment Plan

  Shares acquired under the Stock Purchase Plan

Unexercised stock options do not count toward satisfying the stock ownership guidelines. As of March 1, 2007, all named executive officers except for Ms. Burns (who joined MMC in 2006) are in compliance with the stock ownership guidelines.

TAX DEDUCTIBILITY

We generally seek to ensure that all incentive compensation paid to the senior executives, including the named executive officers, for 2006 is deductible for federal income tax purposes. Notwithstanding the foregoing, we may from time to time approve elements of compensation for certain senior executives that are not fully deductible, and reserve the right to do so in the future in appropriate circumstances. For example, our annual incentive awards for the named executive officers (other than those guaranteed by employment agreement) were determined pursuant to a shareholder-approved performance plan in accordance with Section 162(m) of the Internal Revenue Code. Under the plan, an annual incentive award pool was determined based on MMC’s net operating income. As permitted under the plan, the Committee exercised its discretion to reduce the size of the amounts potentially payable pursuant to the plan’s award formula.

Compensation Committee Report

Management has the primary responsibility for MMC’s financial statements and reporting processes, including the disclosure of executive compensation. With this in mind, the Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis as well as the accompanying tables. Based on that review and discussion, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into MMC’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the Compensation Committee
of the MMC Board of Directors

Lewis W. Bernard (Chair)	The Rt. Hon. Lord Lang of Monkton, DL
Oscar Fanjul	Morton O. Schapiro
Stephen R. Hardis

Summary Compensation Table

The following table contains information relating to compensation paid to or earned by MMC’s chief executive officer, chief financial officer, any person who served in either of those roles in 2006 and the three other most highly compensated executive officers for 2006. These individuals are referred to as MMC’s named executive officers.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($) (7)	($) (7)	($) (8)	($) (9)	($) (10)	($)
Michael G. Cherkasky,	2006	$1,000,000	—	$2,755,383	$1,419,826	$2,650,000	$137,544	45,030	8,007,783
President and Chief
Executive Officer
Marsh & McLennan
Companies, Inc.

Matthew B. Bartley,	2006	461,437	—	86,706	94,920	650,000	43,464	34,826	1,371,353
Chief Financial Officer
Marsh & McLennan
Companies, Inc. (1)

M. Michele Burns,	2006	625,000	$750,000	396,572	361,158	—	—	188,102	2,320,832
Chairman and Chief
Executive Officer
Mercer Human
Resources Consulting,
Former Chief Financial
Officer
Marsh & McLennan
Companies, Inc. (2)

Sandra S. Wijnberg,	2006	175,000	334,375	—	39,668	—	25,167	755,478	1,329,688
Former Chief Financial
Officer
Marsh & McLennan
Companies, Inc. (3)

Charles E. Haldeman,	2006	900,000	—	7,149,224	669,983	6,453,105	—	433,418	15,605,730
President and Chief
Executive Officer,
Putnam Investments (4)

Brian M. Storms,	2006	1,000,000	—	1,708,952	842,250	2,500,000	98,240	10,299	6,159,741
Chairman and Chief
Executive Officer
Marsh Inc. (5)

David H. Spiller,	2006	700,000	1,250,000	1,000,000	—	—	—	4,505,369	7,455,369
President and Chief
Executive Officer
Guy Carpenter &
Company, LLC (6)
____________________

(1)	Mr. Bartley served as MMC’s Treasurer until September 25, 2006, at which time he became Chief Financial Officer of MMC. The Salary column reflects his salary received during 2006, including the increase in his annual base salary upon his promotion from $391,400 to $650,000 effective as of that date. In connection with his promotion, Mr. Bartley also received an award of 23,663 service-based restricted stock units.

(2)	Ms. Burns joined MMC effective March 1, 2006. Ms. Burns served as the Chief Financial Officer of MMC from March 31, 2006 through September 25, 2006, when she began serving as the Chairman and Chief Executive Officer of Mercer Human Resources Consulting. The Salary column reflects her salary for the period beginning March 1, 2006 and ending December 31, 2006. Under her employment agreement, Ms. Burns is eligible for an annual bonus opportunity with a range of 100% to 200% of her annual base salary, with a minimum bonus of $750,000 for 2006 performance. In connection with the commencement of her employment, on March 15, 2006, Ms. Burns received a sign-on award of 35,000 performance-based restricted stock units, 17,500 service-based restricted stock units and a performance-contingent stock option to purchase 125,000 shares.

(3)	Ms. Wijnberg’s date of termination was March 31, 2006. The Salary column reflects her salary for the period beginning January 1, 2006 and ending March 31, 2006. The Bonus column reflects a retention bonus that she received under her employment agreement dated August 22, 2005. The All Other Compensation column includes amounts paid upon the termination of her employment pursuant to her employment agreement dated as of August 22, 2005.

(4)	On February 27, 2006, Putnam entered into an employment agreement with Mr. Haldeman. Under the terms of the agreement, Mr. Haldeman’s base salary is $900,000. Mr. Haldeman also received an initial retention award with a grant-date value of $12 million, comprised of $9 million of restricted shares of Putnam Class B stock and $3 million of stock options to purchase shares of Putnam Class B stock. The terms and conditions of this retention award is described in further detail in “Compensation Discussion & Analysis – Putnam Executive Compensation Program.”

(5)	Mr. Storms joined MMC in June 2004. Mr. Storms initially served as the Vice Chairman of Mercer Human Resources Consulting until January 26, 2005 at which time he became President and Chief Executive Officer of Mercer Human Resources Consulting. He served in that role until September 9, 2005, when he began serving as the Chairman and Chief Executive Officer of Marsh Inc. On July 19, 2006, to replace forfeited awards granted by a prior employer, Mr. Storms received a one-time grant of 166,814 service-based restricted stock units valued at $4,270,438. This award will cliff-vest on July 19, 2009. MMC later received a reimbursement of a portion of the value of this award from the prior employer.

(6)	Mr. Spiller joined MMC as President of Guy Carpenter & Company, LLC effective January 2, 2006. Effective July 1, 2006, he was appointed to the position of Chief Executive Officer of Guy Carpenter & Company, LLC. Under his employment agreement, Mr. Spiller is eligible for an annual bonus opportunity, with a minimum bonus of $1,250,000 for each of 2006 and 2007 performance and $750,000 for 2008 performance. Mr. Spiller is also eligible for equity compensation awards with a value of $1.5 million for each of 2006 and 2007. These awards will have vesting and other terms that are consistent with those provided to similarly situated executives. On January 18, 2006, Mr. Spiller also received a sign-on award of 94,310 service-based restricted stock units valued at $3 million. This award will cliff-vest on December 31, 2008.

(7)

As part of its compensation program, MMC currently grants performance-based restricted stock units, service-based restricted stock units and performance-contingent stock options under its 2000 Senior Executive Incentive and Stock Award Plan and 2000 Employee Incentive and Stock Award Plan. The amounts shown in the Stock Awards and Option Awards columns constitute the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). Thus, these amounts reflect awards granted in 2006 and certain awards granted prior to 2006. Assumptions used in the calculation of these amounts for awards granted in 2006 are included in footnote 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2006 included in MMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. Assumptions used in the calculation of these amounts for awards granted prior to 2006 are included in the footnote captioned “Stock Benefit Plans” to MMC’s audited financial statements for the relevant fiscal year included in MMC’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission.

As the President and Chief Executive Officer of Putnam Investments, Mr. Haldeman receives restricted shares of Putnam Class B stock and stock options to purchase shares of Putnam Class B stock under the Putnam Investments Trust Equity Partnership Plan. The amounts shown in the Stock Awards and Option Awards columns for Mr. Haldeman constitute the dollar amount recognized by Putnam for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). Thus, these amounts would reflect awards granted in 2006 and certain awards granted prior to 2006. The amount with respect to restricted shares of Putnam Class B stock reflects the fair market value of a share on the grant date. Mr. Haldeman has one outstanding grant of options to purchase Putnam Class B stock, and the value of this option was calculated using the Black-Scholes option pricing model, based upon the following assumptions: an expected volatility of approximately 28.25%; an expected term to exercise of, on average, 3.0 years; a risk-free interest rate of, on average, 4.72%; and a dividend yield of 5%.

(8)	Other than for Mr. Haldeman, amounts in the Bonus and Non-Equity Incentive Plan Compensation columns reflect annual incentive awards in cash granted under MMC’s annual short-term incentive program, described in further detail in “Compensation Discussion and Analysis – Annual Short-term Incentives.” These awards, which were in respect of the 2006 year, were determined by MMC’s Compensation Committee at its meeting on February 12, 2007 and were paid on March 1, 2007.

Mr. Haldeman received an annual short-term incentive award in cash granted under Putnam Investments’ executive compensation program, described in further detail in “Compensation Discussion and Analysis – Putnam Executive Compensation Program.” This award, which was in respect of the 2006 year, was determined by MMC’s Compensation Committee at its meeting on January 18, 2007 and was paid on January 30, 2007.

(9)	The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of the named executive officers’ benefits under MMC’s tax-qualified Retirement Plan, its Benefit Equalization Plan and its Supplemental Retirement Plan. Assumptions used in the calculation of these amounts are included in footnote 8 to MMC’s audited financial statements for the fiscal year ended December 31, 2006 included in MMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. These amounts include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. MMC’s retirement program is described in further detail in “Defined Benefit Retirement Program.” No named executive officer received preferential or above-market earnings on deferred compensation, as described in further detail in “Nonqualified Deferred Compensation.”

(10)	The table below shows the components of the All Other Compensation column.

All Other Compensation

	Company
	Contri-				Company-
	butions to				Provided
	Defined	Retention			Transpor-
	Contri-	Pay and			tation /
	bution	Replacement	Legal		Reimbursed	Temporary	Other
	Plans	Awards	Fees	Tax Gross-	Travel	Housing	Compensation
Name	($) (a)	($) (b)	($) (c)	Ups ($) (d)	($) (e)	($) (f)	($) (g)	Total ($)
Michael G. Cherkasky	$ 37,650	—	—	—	—	—	$ 7,380	$ 45,030
Matthew B. Bartley	17,373	—	$17,148	—	—	—	305	34,826
M. Michele Burns	—	—	20,542	$74,408	$ 23,797	$69,355	—	188,102
Sandra S. Wijnberg	2,625	$ 700,000	—	—	1,764	—	51,089	755,478
Charles E. Haldeman	135,097	—	—	—	297,992	—	329	433,418
Brian M. Storms	—	—	—	—	10,299	—	—	10,299
David H. Spiller	150,000	4,265,319	8,093	36,350	—	45,530	77	4,505,369
____________________

(a)

The amounts shown in the Company Contributions to Defined Contribution Plans column include (i) matching contributions by MMC for the benefit of the named executive officers other than Mr. Haldeman under MMC’s Stock Investment Plan and Stock Investment Supplemental Plan attributable to 2006, including a performance-based match in respect of 2006 and credited on March 1, 2007 and (ii) for Mr. Haldeman, contributions by Putnam under Putnam’s Profit Sharing Retirement Plan and Executive Deferred Compensation Plan during 2006. The MMC Stock Investment Plan and the Putnam Profit Sharing Retirement Plan are tax-qualified defined contribution retirement plans. The MMC Stock Investment Supplemental Plan and the Putnam Executive Deferred Compensation Plan are nonqualified defined contribution retirement plans and are described in further detail in “Nonqualified Deferred Compensation.”

Under his employment agreement, Mr. Spiller waived his participation rights in all tax-qualified and related nonqualified retirement plans in exchange for an annual credit of $150,000 to a nonqualified retirement plan at the end of each year. His account balance cliff-vests after three years of employment and can be notionally invested in either MMC common stock or in one or more of a variety of mutual funds. This arrangement is described in further detail in “Nonqualified Deferred Compensation.”

(b)	Pursuant to her employment agreement dated as of August 22, 2005, Ms. Wijnberg received $700,000 as a retention payment to induce her to remain with MMC through March 2006.

Mr. Spiller received a one-time cash award to replace forfeited awards granted by a prior employer.

(c)	Represents reimbursement of legal fees incurred in connection with the negotiation of employment agreements (Mr. Bartley: $17,148; Ms. Burns: $8,553; and Mr. Spiller: $8,093). Ms. Burns also received reimbursement of $11,989 of legal fees relating to her relocation to the New York City area.

(d)	Represents a gross-up for income and employment taxes with respect to temporary housing in connection with Ms. Burns’ and Mr. Spiller’s relocation to the New York City area and, in the case of Ms. Burns, airfare, as described in further detail in footnotes (e) and (f).

(e)	In the case of Ms. Burns, represents MMC’s reimbursement for coach class commercial flights (and related airport transfers) taken in connection with her relocation to the New York City area.

In the case of Ms. Wijnberg, represents MMC’s provision of a legacy automobile allowance which permitted her to use a company-leased car.

In the case of Mr. Haldeman, represents personal use of an aircraft in which Putnam owns a fractional share. The aggregate incremental cost was determined by calculating (i) the aggregate incremental variable costs to Putnam for Mr. Haldeman’s personal flights (including personnel, hourly charges, cost of fuel and landing fees) and (ii) a proportional share of the cost of acquiring the fractional share.

In the case of Mr. Storms, represents MMC’s reimbursement of commercial flights taken by his spouse in connection with Mr. Storms’ business travel.

(f)	In the case of Ms. Burns, represents MMC’s reimbursement for certain temporary housing expenses incurred in connection with her relocation to the New York City area.

In the case of Mr. Spiller, represents MMC’s provision of a temporary housing allowance for a 90-day period during 2006 in connection with his relocation to the New York City area.

(g)	The amounts shown in the Other Compensation column include, as applicable, (i) the incremental cost to MMC of offering personal financial and tax planning services (Mr. Cherkasky: $7,380; Ms. Wijnberg: $9,000), (ii) interest credited on participant accounts within MMC’s Employee Stock Purchase Plan and (iii) in the case of Ms. Wijnberg, $33,654 of accrued but unused vacation time paid to her upon the termination of her employment and $8,435 of post-termination health insurance premiums as provided under her employment agreement.

Grants of Plan-Based Awards in 2006

The table below describes grants of plan-based awards made to the named executive officers in 2006. Amounts shown under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns relate to the annual short-term incentive awards for 2006. The terms and conditions of these awards are described in further detail in “Compensation Discussion and Analysis – Annual Short-term Incentives.” The remaining columns describe plan-based awards in 2006 that, other than for Mr. Haldeman, generally consist of performance-based restricted stock units, performance-contingent stock options and service-based restricted stock units with respect to shares of MMC common stock. The terms and conditions of these awards are described in further detail in “Compensation Discussion & Analysis – Long-term Incentives.” Mr. Haldeman receives restricted shares of Putnam Class B stock and options to purchase shares of Putnam Class B stock under the Putnam Investments Trust Equity Partnership Plan.

		Estimated Future Payouts Under			Estimated Future Payouts
		Non-Equity Incentive Plan			Under Equity Incentive Plan
		Awards (1)			Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
								Number	Number of	or Base	Grant Date
								of Shares	Securities	Price of	Fair Value
								of Stock	Underlying	Option	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#) (4)	($/Sh) (5)	Awards ($)
Michael G. Cherkasky
		$0	$2,250,000	$4,500,000
	3/15/2006				0	66,666	133,332				$2,014,313
	3/15/2006							33,334			1,007,187
	3/15/2006								238,096	$30.215	2,040,483
Matthew B. Bartley
		0	650,000	1,300,000
	10/12/2006							23,663			650,023
	3/15/2006				263	1,050	2,100				31,726
	3/15/2006							1,050			31,726
	3/15/2006								5,000	30.215	42,850
M. Michele Burns
	3/15/2006				0	35,000	70,000				1,057,525
	3/15/2006							17,500			528,763
	3/15/2006								125,000	30.215	1,071,250
Sandra S. Wijnberg	N/A	—	—	—	—	—	—	—	—	N/A
Charles E. Haldeman
		N/A	5,000,000	N/A
(6)	3/15/2006							314,136			8,999,996
(6)	3/15/2006								510,638	28.650	2,461,786
(7)	3/15/2006							111,693			3,200,004
Brian M. Storms
		0	2,250,000	4,500,000
	7/19/2006							166,814			4,270,438
	3/15/2006				0	40,000	80,000				1,208,600
	3/15/2006							20,000			604,300
	3/15/2006								142,858	30.215	1,224,293
David H. Spiller	1/18/2006							94,310			3,000,001

____________________

(1)	The amounts shown in column (d) for Messrs. Cherkasky and Storms constitute the mid-point of the target annual short-term incentive ranges within their respective employment agreements. The amount shown for Mr. Bartley is 100% of his base salary after his promotion to Chief Financial Officer of MMC. The actual amounts earned by them are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Under his employment agreement, Mr. Haldeman is eligible for an annual non-equity incentive plan target opportunity of $5 million. This target is subject to adjustment (positively or negatively) by 150% of the percentage change in assets under management during the calendar year. The adjusted target is increased if certain investment performance goals (measured over the immediately preceding three calendar years) are met. Following the application of the two prior adjustments, the MMC Chief Executive Officer has discretion to adjust the calculated bonus by plus or minus 10%, subject to the Compensation Committee’s approval. The manner in which Mr. Haldeman’s non-equity incentive award is determined is described in further detail in “Compensation Discussion and Analysis – Putnam Executive Compensation Program.”

(2)	The amounts shown in columns (f), (g) and (h) for Mr. Cherkasky, Ms. Burns and Mr. Storms reflect performance-based restricted stock units granted on March 15, 2006, as they would pay out based on threshold (0%), target (100%) and maximum (200%) performance, respectively. Grants were made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. The terms and conditions of these awards are described in further detail in “Compensation Discussion and Analysis – Long-term Incentives.” Ms. Burns’ award of 35,000 performance-based restricted stock units, together with her award of 17,500 service-based restricted stock units and performance-contingent stock option to purchase 125,000 shares, described in footnotes (3) and (4), respectively, constitute a sign-on award that Ms. Burns received in connection with the commencement of her employment.

On March 15, 2006, prior to his promotion to Chief Financial Officer of MMC, Mr. Bartley was granted performance-based restricted stock units under MMC’s 2000 Employee Incentive and Stock Award Plan. Columns (f), (g) and (h) show payouts based on threshold (25%), target (100%) and maximum (200%) performance, respectively.

All grants of performance-based restricted stock units include the right to dividend equivalent payments equal in amount to dividends paid on outstanding shares MMC common stock (i.e., they are not preferential), based on the target number of units.

(3)	The amounts shown in column (i) for Mr. Cherkasky, Ms. Burns and Mr. Storms reflect service-based restricted stock units granted on March 15, 2006. Grants were made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. The terms and conditions of these awards are described in further detail in “Compensation Discussion and Analysis – Long-term Incentives.”

On March 15, 2006, prior to his promotion to Chief Financial Officer of MMC, Mr. Bartley was granted 1,050 service-based restricted stock units under MMC’s 2000 Employee Incentive and Stock Award Plan. On October 12, 2006, following his promotion to Chief Financial Officer of MMC, Mr. Bartley received an award of 23,663 service-based restricted stock units under MMC’s 2000 Senior Executive Incentive and Stock Award Plan.

On July 19, 2006, to replace forfeited awards granted by a prior employer, Mr. Storms received a one-time grant of 166,814 service-based restricted stock units under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. This award will cliff-vest on July 19, 2009. MMC later received a reimbursement of a portion of the value of this award from the prior employer.

On January 18, 2006, in connection with the commencement of his employment, Mr. Spiller received a sign-on award of 94,310 service-based restricted stock units under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. This award will cliff-vest on December 31, 2008.

All grants of service-based restricted stock units include the right to dividend equivalent payments equal in amount to dividends paid on outstanding shares MMC common stock (i.e., they are not preferential).

(4)	The amounts shown in column (j) for Mr. Cherkasky, Ms. Burns and Mr. Storms reflect performance-contingent stock options granted on March 15, 2006. Grants were made under MMC’s 2000 Senior Executive Incentive and Stock Award Plan. The terms and conditions of these awards are described in further detail in “Compensation Discussion and Analysis – Long-term Incentives.”

On March 15, 2006, prior to his promotion to Chief Financial Officer of MMC, Mr. Bartley was granted a performance-contingent stock option to purchase 5,000 shares under MMC’s 2000 Employee Incentive and Stock Award Plan.

(5)	The performance-contingent stock options granted on March 15, 2006 have an exercise price equal to the average of the high and low trading prices of MMC common stock on March 14, 2006, the trading date immediately preceding the date of grant. The closing price of the stock on the date of grant was $30.03, which is less than the exercise price.

(6)	MMC’s Compensation Committee approved this award on February 24, 2006. The amounts shown for Mr. Haldeman in columns (i) and (j) represent an initial retention award with a grant-date value of $12 million, comprised of $9 million of performance-accelerated restricted shares of Putnam Class B stock and $3 million of performance-accelerated stock options to purchase shares of Putnam Class B stock, in each case based on a $28.65 per share valuation of Putnam Class B shares on the date of grant. The stock options had a value of $3 million based on the valuation that Putnam uses for compensation purposes. This table uses the FAS 123(R) value of $2,461,786. Each of these awards was granted under the Putnam Investments Trust Equity Partnership Plan. All grants of restricted shares of Putnam Class B stock, including the grant described in footnote (7) below, include the right to dividend equivalent payments equal in amount to dividends paid on the outstanding shares of Putnam Class A stock (i.e., they are not preferential). The terms and conditions of this retention award is described in further detail in “Compensation Discussion and Analysis – Putnam Executive Compensation Program.”

(7)	MMC’s Compensation Committee approved this award on January 18, 2006. The amount shown for Mr. Haldeman in column (i) represents an award of 111,693 service-based restricted shares of Putnam Class B stock granted under the Putnam Investments Trust Equity Partnership Plan, which was reported in our previously filed proxy statement. Upon certain corporate events affecting Putnam or MMC, vesting of these restricted shares and stock options is accelerated; the consummation of MMC’s sale of Putnam Investments, as announced by MMC on February 1, 2007, will constitute such a corporate event.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning equity-based awards held by the named executive officers at year end. All outstanding equity awards are with respect to MMC common stock, except for Mr. Haldeman’s stock awards disclosed under footnotes (10) and (16), which are with respect to Putnam Class B stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
									Awards:	Awards:
				Equity					Number	Market
				Incentive			Number		of	or Payout
				Plan			of		Unearned	Value of
				Awards:			Shares	Market	Shares,	Unearned
				Number of			or Units	Value of	Units,	Shares,
		Number of	Number of	Securities			of Stock	Shares or	or Other	Units,
		Securities	Securities	Underlying			that	Units of	Rights	or Other
		Underlying	Underlying	Unexercised	Option		Have	Stock that	that	Rights that
		Unexercised	Unexercised	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
		Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name		Exercisable	Unexercisable	(#) (1)	($)	Date	(#)	(2) ($)	(3) (#)	(2) ($)
Michael G. Cherkasky
	(4)	—	—	426,621	$29.190	7/27/15
	(5)	—	—	238,096	30.215	3/14/16
	(12)						228,522	$7,006,485	66,666	$2,043,980
Matthew B. Bartley
	(6)	—	5,715	—	27.860	1/17/11
	(6)	—	3,704	—	27.860	3/14/11
	(6)	—	2,778	—	27.860	3/20/12
	(6)	—	5,000	—	27.860	3/19/13
	(6)	—	4,524	—	27.860	3/16/14
	(7)	—	—	14,000	30.505	3/15/15
	(5)	—	—	5,000	30.215	3/14/16
	(13)						26,454	811,080	1,050	32,193
M. Michele Burns
	(5)	—	—	125,000	30.215	3/14/16
	(14)						17,500	536,550	35,000	1,073,100
Sandra S. Wijnberg		—	—	—	N/A	N/A	—	—	—	—
Charles E. Haldeman
	(8)	55,600	—	—	46.680	10/23/12
	(9)	33,750	11,250	—	42.990	3/19/13
	(15)						85,108	2,609,411	—	—
	(10)	51,064	459,574	—	28.650	3/14/12
	(16)						597,849	18,132,760	—	—
Brian M. Storms
	(11)	—	26,316	—	27.860	6/20/14
	(7)	—	—	150,000	30.505	3/15/15
	(5)	—	—	142,858	30.215	3/14/12
	(17)						261,685	8,023,262	40,000	1,226,400
David H. Spiller
		—	—	—	N/A	N/A
	(18)						94,310	2,891,545	—	—

____________________

(1)	Performance-contingent stock options, other than those granted to Mr. Cherkasky in 2005, are exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the performance contingent stock option has vested. Performance-contingent stock options granted to Mr. Cherkasky in 2005 are exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for 30 consecutive trading days after the performance-contingent stock option has vested.

(2)	Using December 31, 2006 values which were, for MMC stock, $30.66 per share and, for the Putnam Class B stock underlying Mr. Haldeman’s awards disclosed in footnotes (10) and (16), $30.33 per share.

(3)	The amounts shown in this column represent the number of shares underlying performance-based restricted stock units, based on the achievement of target performance. Performance-based restricted stock units vest after three years and are paid in a number of MMC shares determined based on performance over the three-year period. The number of deliverable shares will range from 0% (25% for Mr. Bartley) of target to 200% of target.

(4)	Represents a performance-contingent stock option that was granted on July 28, 2005 with vesting in three equal tranches on July 28, 2006, 2007 and 2008. This option is exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for 30 consecutive trading days after the option has vested.

(5)	Represents a performance-contingent stock option that was granted on March 15, 2006 with vesting in four equal tranches on March 15, 2007, 2008, 2009 and 2010. This option is exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

(6)	Represents a service-based stock option that was granted on July 1, 2005 and vests on July 1, 2007, other than with respect to 1,131 shares which vest on March 17, 2008.

(7)	Represents a performance-contingent stock option that was granted on March 16, 2005 with vesting in four equal tranches on March 15, 2006, 2007, 2008 and 2009. This option is exercisable after vesting only to the extent that the closing market price of MMC common stock equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

(8)	Represents a service-based stock option that was granted on October 24, 2002 and is now fully vested.

(9)	Represents a service-based stock option that was granted on March 15, 2003 and is now fully vested.

(10)	Represents a performance-accelerated stock option that was granted on March 15, 2006. 10% of the option (representing 51,064 shares of Putnam Class B stock) vested on September 1, 2006. 20% of the option (representing 102,128 shares of Putnam Class B stock), 30% of the option (representing 153,191 shares of Putnam Class B stock) and 40% of the option (representing 204,255 shares of Putnam Class B stock) with vesting on September 1, 2006, 2007, 2008 and 2009, respectively. The percentage vesting on September 1, 2007 and 2008 can increase from 20% to 30% and 30% to 40%, respectively, if specified investment performance targets are satisfied. Based on the three-year investment performance as of December 31, 2006, the percentage vesting on September 1, 2007 will increase to 30%, with the percentage vesting on September 1, 2009 being reduced to 30%.

(11)	Represents a service-based stock option that was granted on July 1, 2005. The portion of the option representing 19,737 shares will vest on July 1, 2007, and the portion of the option representing 6,579 shares will vest on June 21, 2008.

(12)	Represents 228,522 service-based restricted stock units that will vest as follows: 66,719 units on July 6, 2008; 128,469 units on July 28, 2008; and 33,334 units on March 15, 2009; and 66,666 performance-based restricted stock units that will vest, subject to the satisfaction of specified performance targets, on March 15, 2009.

(13)	Represents 26,454 service-based restricted stock units that will vest as follows: 1,741 units on May 18, 2008; 1,050 units on March 15, 2009; and 23,663 units on September 25, 2009; and 1,050 performance-based restricted stock units that will vest, subject to the satisfaction of specified performance targets, on March 15, 2009.

(14)	Represents 17,500 service-based restricted stock units and 35,000 performance-based restricted stock units that will vest, subject to the satisfaction of specified performance targets, on March 15, 2009.

(15)	Represents 85,108 service-based restricted stock units with vesting in two equal tranches on February 4, 2007 and 2009.

(16)	Represents (i) 31,232 service-based restricted stock units with vesting in two equal tranches on March 15, 2007 and 2008; (ii) 157,977 service-based restricted stock units with vesting in three equal tranches on March 15, 2007, 2008 and 2009; (iii) 14,226 service-based restricted stock units that will vest on September 15, 2007; (iv) 111,693 service-based restricted stock units with vesting in four equal tranches on March 15,

2007, 2008, 2009 and 2010; and (v) performance-accelerated restricted stock units that will vest as follows: 62,827 units on September 1, 2007, 94,241 units on September 1, 2008 and 125,653 units on September 1, 2009. On September 1, 2007 and 2008, vesting can be accelerated if specified investment performance targets are satisfied. Based on the three-year investment performance as of December 31, 2006, vesting on September 1, 2007 will accelerate.

(17)	Represents 261,685 service-based restricted stock units that will vest as follows: 166,814 units on July 19, 2009; 8,941 units on January 1, 2015; 9,985 units on February 15, 2008; 55,945 units on September 8, 2008 and 20,000 units on March 15, 2009; and 40,000 performance-based restricted stock units that will vest, subject to the satisfaction of specified performance targets, on March 15, 2009.

(18)	Represents 94,310 service-based restricted stock units that will vest on December 31, 2008.

Option Exercises and Stock Vested

The following table sets forth certain information concerning option and stock awards held by the named executive officers that vested in 2006. None of the named executive officers exercised stock options in 2006.

All vesting of stock awards is with respect to MMC common stock, except for Mr. Haldeman’s stock awards disclosed under footnote (1), which are with respect to Putnam Class B stock.

OPTION EXERCISES AND STOCK VESTED
Name	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
Michael G. Cherkasky	—	—	—	—
Matthew B. Bartley	—	—	—	—
M. Michele Burns	—	—	—	—
Sandra S. Wijnberg	—	—	95,505	$2,868,326
Charles E. Haldeman	—	—	13,900	397,957
			104,489	2,935,808 (1)
Brian M. Storms	—	—	—	—
David H. Spiller	—	—	—	—
____________________

(1)     With respect to Putnam Class B stock.

Defined Benefit Retirement Program

MMC maintains a defined benefit retirement program in the United States consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan to provide those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to other employees. The Supplemental Retirement Plan provides for an enhanced benefit for our senior executives and is intended to ensure that the retirement benefits that we provide to our senior executives are competitive with market practices.

For participants who are eligible for all three plans, annual benefits payable at age 65 in the form of a straight-life annuity are determined generally by the following formula:

  2% of eligible salary for each of the first 25 years of eligible benefit service; plus

  1.6% of eligible salary for each of the next 5 years of eligible benefit service; plus

  1.0% of eligible salary for each year of eligible benefit service over 30 years.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Under the retirement program, participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, only Mr. Cherkasky is eligible for early retirement benefits.

For periods of service beginning on January 1, 2006, “eligible salary” is determined under a career average approach. Under the career average approach, participants earn a pension benefit each month based on their eligible salary for that month; previously, it was determined under a final average salary approach. With the final average salary approach, participants earned pension benefits based on their highest 60 consecutive months of eligible salary (typically their final 60 months of employment with MMC). Under either the career average or final average salary approach, the compensation taken into account for a particular year consists of regular salary as disclosed in the Salary column of the Summary Compensation Table. Bonuses and other forms of compensation not regularly received are excluded from this calculation under the terms of the plans.

Benefits accrued as of December 31, 2005 for participants who had at least 10 years of vesting service and were at least age 50 as of December 31, 2005 will be increased in proportion to the increase in their final average salary from January 1, 2006 to their actual date of termination. Of the named executive officers, only Mr. Cherkasky is eligible for this transition benefit.

Messrs. Cherkasky, Bartley and Storms participate in the United States defined benefit retirement program, but only Mr. Cherkasky and Mr. Bartley are vested. Ms. Burns was not yet eligible to participate in the retirement program as of December 31, 2006, because the plans require one year of service to participate; when she does become eligible; she, like all other newly eligible participants, will be credited with one year of vesting service. Ms. Wijnberg participated in the retirement program and was vested in that benefit. Neither Mr. Haldeman nor Mr. Spiller participates in any MMC-sponsored defined benefit plans.

Benefits under the retirement program vest after a participant has attained five years of vesting service. Service with acquired companies is recognized for eligibility and vesting (but not benefit accrual) under the retirement program. As a result, Mr. Cherkasky has 12.9 years of credited service for vesting purposes (reflecting all of his service with Kroll) but only 2.5 years of credited service for benefit accrual purposes (reflecting his service with Kroll and MMC after Kroll was acquired by MMC). None of the named executive officers has been credited with any benefit accrual service for purposes of the retirement program other than the executive’s actual periods of service with a MMC company.

The actuarial net present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2006, as well as other information about each of our defined benefit pension plans, are shown in the table below. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. Benefits under the nonqualified plans may be payable as a lump sum. MMC’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. MMC is not required to, and does not, fund any of its obligations to the named executive officers under any of its nonqualified defined benefit retirement plans.

PENSION BENEFITS

		Number of	Present Value of
		Years Credited	Accumulated	Payments
		Service	Benefit	During Last
Name	Plan Name	(#) (1)	($) (2)	Fiscal Year ($)
Michael G. Cherkasky	Tax-Qualified Retirement Plan	2.5	$ 49,926	—
	Benefit Equalization Plan	2.5	173,496	—
	Supplemental Retirement Plan	2.5	68,882	—
			292,304
Matthew B. Bartley	Tax-Qualified Retirement Plan	5.8	72,519	—
	Benefit Equalization Plan	5.8	64,407	—
	Supplemental Retirement Plan	5.8	28,422	—
			165,348
M. Michele Burns	None	N/A	N/A	N/A
Sandra S. Wijnberg	Tax-Qualified Retirement Plan	6.3	83,484	—
	Benefit Equalization Plan	6.3	187,235	—
	Supplemental Retirement Plan	6.3	73,577	—
			344,296
Charles E. Haldeman	None	N/A	N/A	N/A
Brian M. Storms	Tax-Qualified Retirement Plan	2.4	36,117	—
	Benefit Equalization Plan	2.4	135,088	—
	Supplemental Retirement Plan	2.4	36,216	—
			207,422
David H. Spiller	None	N/A	N/A	N/A
____________________

(1)	Represents years of service recognized for benefit accrual purposes, as of December 31, 2006. As described in further detail in the narrative explanation preceding this table, Mr. Cherkasky’s prior service with Kroll is recognized for eligibility and vesting purposes. As a result, he has 12.9 years of credited service for vesting purposes.

(2)	Assumptions used in the calculation of these amounts, other than retirement age which has been assumed for purposes of this table to be 65 years, are included in footnote 8 to MMC’s audited financial statements for the fiscal year ended December 31, 2006 included in MMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

Nonqualified Deferred Compensation

MMC maintains the Stock Investment Supplemental Plan, a nonqualified deferred compensation plan that coordinates with the tax-qualified Stock Investment Plan, a 401(k) plan. Under this plan, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Stock Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives, which mirror the alternatives under the Stock Investment Plan. These alternatives are comprised of third-party and Putnam sponsored mutual funds and MMC stock units. Participants in the Stock Investment Supplemental Plan may change their investment elections at any time, on a daily basis, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in MMC stock units, that amount cannot be reallocated to any other notional investment. After a participant completes one year of service with MMC, MMC provides matching credits at the same rate as the Stock Investment Plan. MMC’s senior executives, other than Messrs. Haldeman and Spiller, are eligible to participate in the Stock Investment Supplemental Plan.

In addition, MMC maintains the Cash Bonus Award Voluntary Deferral Plan, a nonqualified defined contribution plan that allowed eligible participants to defer up to 75% of their annual cash bonus. No contributions have been made to this plan since 2004. Account balances are notionally invested in any or all of the plan’s notional investment alternatives, which are comprised of Putnam sponsored mutual funds and MMC stock units. Participants in the plan may change their investment elections at any time, on a daily basis, as to existing balances only. However, once a participant notionally invests an amount in MMC stock units, that amount cannot be reallocated to any other notional investment. Only Mr. Bartley participates in the Cash Bonus Voluntary Deferral Plan. Ms. Wijnberg participated in the Cash Bonus Voluntary Deferral Plan and, as indicated in the table below, received a distribution of her entire balance in connection with the termination of her employment.

Mr. Haldeman participates in Putnam’s Executive Deferred Compensation Plan, a nonqualified deferred compensation plan that coordinates with the tax-qualified Putnam Profit Sharing Retirement Plan, a 401(k) plan. Under this plan, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Profit Sharing Retirement Plan may, at their election, defer a designated percentage of their salary. In addition, Putnam will credit each participant’s account with the amount that he or she would have received as a matching contribution under the Profit Sharing Retirement Plan, but for the Internal Revenue Code limitations. Account balances are notionally invested in any or all of the plans’ notional investment alternatives, which are comprised of Putnam sponsored mutual funds and MMC stock units. Participants in the Executive Deferred Compensation Plan may change their investment elections at any time, on a daily basis, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in MMC stock units, that amount cannot be reallocated to any other notional investment.

Under his employment agreement, Mr. Spiller waived his participation rights in all tax-qualified and related nonqualified retirement plans in exchange for an annual credit of $150,000 to a nonqualified retirement plan at the end of each year. His account balance cliff-vests after three years of employment and can be notionally invested in either MMC stock units or in one or more of a variety of mutual funds.

Earnings in each of these arrangements are based upon actual market performance. None of the arrangements offer preferential or above-market earnings on deferred compensation.

The table below sets forth certain information relating to MMC’s and Putnam’s deferred compensation program. All amounts deferred by a named executive officer or by MMC (or, in the case of Mr. Haldeman, by Putnam) in prior years have been reported in the

Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he or she was a named executive officer for purposes of the SEC’s executive compensation disclosure.

NONQUALIFIED DEFERRED COMPENSATION

				Aggregate	Aggregate	Aggregate
		Executive	Registrant	Earnings	Withdrawals/	Balance at
		Contributions	Contributions	in Last FY	Distributions	Last
Name	Plan Name	in Last FY ($)	in Last FY ($)	($) (1)	($) (2)	FYE ($)
Michael G. Cherkasky	Stock Investment
	Supplemental Plan	$78,000	$11,700	$21,713	—	$256,524
Matthew B. Bartley	Stock Investment
	Supplemental Plan	19,686	4,857	1,332	—	106,002
	Cash Bonus Voluntary
	Deferral Plan	—	—	(3,563)	$22,093	302,863
	Total			(2,231)	22,093	408,865
M. Michele Burns	N/A	—	—	—	—	—
Sandra S. Wijnberg	Stock Investment
	Supplemental Plan	—	—	3,517	244,417	—
	Cash Bonus Voluntary
	Deferral Plan	—	—	(33,851)	782,884	—
	Total			(30,334)	1,027,301	—
Charles E. Haldeman	Executive Deferred
	Compensation Plan	—	103,500	23,380	—	248,712
Brian M. Storms	Stock Investment
	Supplemental Plan	—	—	—	—	—
David H. Spiller	David Spiller Retirement
	Plan	—	150,000	—	—	150,000
____________________

(1)	Aggregate earnings are based upon the performance of mutual funds and MMC common stock (and, in the case of Mr. Haldeman, shares of investment companies). Since earnings are based upon actual market performance, and are therefore not above-market or preferential, none of the amounts on this table are reportable in the Summary Compensation Table. Aggregate earnings that are shown as negative numbers represent negative performance of the investments in which the named executive officer is notionally invested.

(2)	Mr. Bartley received a distribution under the Cash Bonus Voluntary Deferral Plan of an amount that was not eligible for grandfather treatment under Section 409A of the Internal Revenue Code, in order to avoid potentially adverse tax treatment under Section 409A. Ms. Wijnberg received a distribution under the Stock Investment Supplemental Plan and Cash Bonus Voluntary Deferral Plan in connection with the termination of her employment.

Potential Payments upon Termination or Change in Control

The following table sets forth estimated payments and benefits to be provided to the named executive officers upon specified employment terminations and upon a change in control of MMC (and, in the case of Mr. Haldeman, of Putnam).

Under each named executive officer’s employment agreement, he or she is entitled to severance benefits in the event of an involuntary termination without “cause” (as described below) or a termination of employment for “good reason” (as described below). In addition, each named executive officer is entitled to certain benefits upon his or her death or “disability” (as described below). MMC’s 2000 Senior Executive Incentive Stock Award Plan and 2000 Employee Incentive and Stock Award Plan provide that in the event of a change in control of MMC, all equity-based awards become fully vested and exercisable, and any restrictions contained in the terms and conditions of the awards lapse. In addition, the plans provide that if any equity-based award that vests as a result of a change in control of MMC is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, MMC will make a payment to the extent necessary to restore the grantee to the same after-tax position had such excise tax not been imposed. None of the cash severance payments qualify for the tax gross-up benefit that is available for equity-based awards. In addition, each named executive officer is entitled to certain benefits upon his or her death or “disability” (as described below).

As of December 31, 2006, other than Mr. Cherkasky who is eligible for early retirement benefits, none of the named executive officers were eligible for benefits or payments upon an early retirement or normal retirement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL (1)

						Total
	Total Cash	Unvested	Unvested	Excise Tax		Termination
	Payment	Stock Awards	Option Awards	Gross-up	Other	Benefits
	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (6)
Michael G. Cherkasky
Involuntary termination without
cause or termination for
good reason	$ 9,250,000	$ 9,050,464	$ 733,086	—	—	$ 19,033,550
Involuntary termination or
termination for good reason
termination upon change in
control	13,000,000	11,094,444	733,086	1,897,190	—	26,724,720
Death or disability	2,250,000	9,050,464	733,086	—	—	12,033,550
Matthew B. Bartley
Involuntary termination without
cause or termination for
good reason	3,250,000	725,508	—	—	—	3,975,508
Involuntary termination or
termination for good reason
termination upon change in
control (7)	3,250,000	875,466	64,671	205,667	—	4,395,804
Death or disability	650,000	843,273	64,671	—	—	1,557,944
M. Michele Burns
Involuntary termination without
cause or termination for
good reason	3,750,000	1,609,650	55,625	—	—	5,415,275
Involuntary termination or
termination for good reason
termination upon change in
control	3,750,000	2,682,750	55,625	575,171	—	7,063,546
Death or disability	750,000	1,609,650	55,625	—	—	2,415,275
Charles E. Haldeman
Involuntary termination without		2,609,411	0
cause or termination for		18,132,730	772,084
good reason	32,000,000	20,742,141	772,084	—	—	53,514,225
Involuntary termination or
termination for good reason		2,609,411	0
termination upon change in		25,904,754	6,746,546
control (8)	32,000,000	28,514,165	6,746,546	4,982,855	—	72,243,566
		2,609,411	0
		18,132,730	772,084
Death or disability	5,000,000	20,742,141	772,084	—	—	26,514,225
Brian M. Storms
Involuntary termination without
cause or termination for
good reason	10,250,000	9,249,662	154,694	—	—	19,654,356
Involuntary termination or
termination for good reason
termination upon change in
control	15,000,000	10,476,062	154,694	2,308,042	—	27,938,798
Death or disability	2,250,000	9,249,662	154,694	—	—	11,654,356

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL (1)

						Total
	Total Cash	Unvested	Unvested	Excise Tax		Termination
	Payment	Stock Awards	Option Awards	Gross-up	Other	Benefits
	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (6)

David H. Spiller
Involuntary termination without
cause or termination for
good reason	3,900,000	2,891,545	—	—	223,000	7,014,545
Involuntary termination or
termination for good reason
termination upon change in
control	3,900,000	2,891,545	—	511,708	223,000	7,526,253
Death or disability	—	2,891,545	—	—	—	2,891,545
____________________

(1)	Ms. Wijnberg is not included in the table because her employment terminated effective March 31, 2006. The payments and benefits that she received in connection with the termination of her employment are set forth in the Summary Compensation Table and the All Other Compensation table that is part of footnote (10) to the Summary Compensation Table.

(2)	Cash severance payments to each named executive officer is determined under his or her employment agreement. This column is comprised of cash severance plus, other than for Mr. Spiller, pro rata bonus. Cash severance is equal to two times the sum of the named executive officer’s base salary plus his or her average or target bonus (Mr. Cherkasky: $2,500,000; Mr. Bartley: $650,000; Ms. Burns: $750,000; Mr. Haldeman: $12,600,000; Mr. Storms: $3,000,000; and Mr. Spiller: $1,250,000). Pro rata bonus means the portion of the year prior to the termination of employment (for purposes of this table, that portion equals the entire year, because the termination of employment is deemed to occur at year-end), multiplied by the named executive officer’s applicable bonus which, for illustration purposes, is the target bonus (Mr. Cherkasky: $2,250,000; Mr. Bartley: $650,000; Ms. Burns: $750,000; Mr. Haldeman: $5,000,000; and Mr. Storms: $2,250,000). In the case of Messrs. Cherkasky and Storms, in the event of a change in control, the multiplier is three times and the pro rata bonus is $2,500,000 and $3,000,000, respectively.

(3)	This column reflects equity awards with respect to MMC common stock (and, in the case of Mr. Haldeman, Putnam Class B stock awarded under the Putnam Investments Trust Equity Partnership Plan, which is indicated below the amount relating to MMC common stock and is shown as totaled with that amount) outstanding as of December 31, 2006. This column represents the intrinsic value (i.e., the value of a share of MMC common stock or Putnam Class B stock, as applicable, on December 31, 2006, minus, in the case of an option award, the exercise price), multiplied by the number of shares underlying outstanding equity awards. On that date, the value of MMC common stock was $30.66 per share, and the value of Putnam Class B stock was $30.33 per share.

The value of performance-based restricted stock units are shown at target performance, other than in connection with a change in control of MMC, where they are shown at maximum performance.

(4)	Upon a change in control of MMC or Putnam, as applicable, if any outstanding equity award that vests as a result of the change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, MMC or Putnam, as applicable, will make a payment to the extent necessary to restore the grantee to the same after-tax position had such excise tax not been imposed. The amounts in the table are calculated based on an excise tax rate of 20%, a federal tax rate of 35%, state tax rates as follows (New York: 6.85%, New Jersey: 8.97%, Connecticut: 6.85% and Massachusetts: 5.3%); a local tax rate of 3.648% for New York City residents, a Medicare tax rate of 1.45% and the effect on federal taxes of the state tax deduction and phase-out of itemized deductions.

(5)	Mr. Spiller is entitled to group medical benefit coverage for 18 months at MMC’s expense following an involuntary termination without cause or a termination for good reason with an estimated company cost of $23,000. In addition, he is entitled to reimbursement for relocation to his home country (including a tax gross-up) following an involuntary termination without cause or a termination for good reason on or prior to December 31, 2008 with an estimated cost of $200,000.

(6)	Amounts shown in this column represent the sum of the dollar amounts shown in the other columns in the table.

(7)	Mr. Bartley’s stock and option awards that were granted prior to his promotion to Chief Financial Officer of MMC on September 25, 2006 do not accelerate upon a termination of employment for “good reason.” Accordingly, if his employment terminated for “good reason”, the benefit with respect to his unvested stock awards would be $117,765 less and the benefit with respect to his unvested option awards would be $64,671 less.

(8)	The effect of the consummation of MMC’s sale of Putman Investments, as announced by MMC on February 1, 2007, is not reflected in the amounts shown in this row. Mr. Haldeman has reached an understanding with Great-West Lifeco Inc. with respect to his employment arrangements following the consummation of the transaction.

As described in the narrative explanation following this table, in the event of a change in control of Putnam or MMC, Mr. Haldeman would be eligible to receive an additional amount in respect of his vested Putnam Class B stock and options. That amount ($2,371,409) is not reflected in this table.

Upon any termination of employment, including a termination for “cause” or without “good reason”, a named executive officer will receive any accrued pay and regular post-employment benefits under the terms of the plans. The amounts shown in the table above do not include payments and benefits that are provided on a non-discriminatory basis to employees generally upon termination of employment. These include the following:

  Salary through the date of termination and accrued but unused vacation time;

  Regular pension benefits, as described in further detail in “Defined Benefit Retirement Program”;

  Post-employment group medical benefit continuation at the employee’s cost;

  Welfare benefits provided to all U. S. retirees, including retiree medical and dental insurance;

  Distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in further detail in “Nonqualified Deferred Compensation”);

  In the case of early or normal retirement, death or disability, the value of continued stock option exercisability; and

  Vested benefits.

Other than for Mr. Spiller, “cause” is defined as: (i) any willful refusal by the named executive officer to follow lawful directives of the board of directors of MMC which are consistent with the scope and nature of his or her duties and responsibilities; (ii) the named executive officer’s conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement; (iii) any gross negligence or willful misconduct of the named executive officer resulting in a material loss to MMC or any of its subsidiaries, or material damage to the reputation of MMC or any of its subsidiaries; (iv) any material breach by the named executive officer of any one or more of the covenants contained in his or her employment agreement; or (v) any violation of any statutory or common law duty of loyalty to MMC or any of its subsidiaries. Mr. Spiller’s definition of “cause” is similar to, although slightly broader than, that of the other named executive officers.

Other than for Mr. Spiller, “good reason” is defined as: (i) assignment to the named executive officer of any duties materially inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by his or her employment agreement; (ii) any removal of the named executive officer from any of the positions he or she holds as of the date of his or her employment agreement; (iii) any failure by MMC to comply with the provisions of his or her employment agreement pertaining to level of compensation; (iv) failure by MMC to comply with any other material provisions of the employment contract; or (v) change in the named executive officer’s principal work location to more than 50 miles from his or her current work location. Mr. Spiller’s definition of “good reason” is similar to, although slightly narrower than, that of the other named executive officers.

Other than for Mr. Spiller, “disability” occurs when the named executive officer is prevented from performing satisfactorily his or her obligations under his or her employment agreement for a period of at least 90 consecutive days or 180 non-consecutive days within any 365-day period. Mr. Spiller does not have a specific definition for “disability.”

The Putnam Investments Trust Equity Partnership Plan provides that in the event of a change in control of Putnam or MMC, then, generally:

  unless otherwise specified, all outstanding stock options and shares of restricted stock become fully vested;

  all outstanding stock options will be cancelled in exchange for a cash payment in an amount equal to their “spread”, based on the excess, if any, of the fair market value of a Putnam Class B share over the exercise price;

  all Putnam Class B shares will be cancelled in exchange for a cash payment in an amount equal to their fair market value;

  each holder of a stock option or a restricted share will be eligible to receive an additional payment equal to the excess, if any, of (i) the per share price payable in respect of Putnam Class A shares in connection with the change in control of Putnam (or, in the event of a change in control of MMC, the fully distributed trading value of a Putnam Class B share) over (ii) the amount of the cash payment already received in connection with the change in control. This additional payment will, unless otherwise specified, vest ratably in each such person over three years of continuous employment. If his or her employment is involuntarily terminated without “cause”, then his or her rights to the additional payment will fully vest.

For further detail regarding the potential payments and benefits for which the named executive officers would be eligible if there were a termination of their employment or a change in control, please see “Compensation Discussion and Analysis – Severance and Change in Control Arrangements.”

Each of the named executive officers is subject to nonsolicitation covenants that prohibit the executive from:

  soliciting any customer or client with respect to a competitive activity; and

  soliciting or employing any employee for the purpose of causing the employee to terminate his or her employment.

In addition, each of the named executive officers other than Ms. Wijnberg is subject to noncompetition covenants that prohibit the executive from engaging in competitive activity.

For Messrs. Cherkasky and Storms, the noncompetition/nonsolicitation period is 24 months from the date of termination of employment. If, however, the termination of employment occurs after the expiration of the term of the employment agreement due to a non-renewal of the term and the executive has received a related non-renewal payment, the noncompetition/nonsolicitation period would be 12 months from the date of termination. If the termination is in connection with a change in control, the period will be 24 months from the date of termination. For Mr. Bartley, Ms. Burns, Mr. Spiller and Ms. Wijnberg, the period is 12 months from the date of termination of employment.

Mr. Haldeman is subject to noncompetition and nonsolicitation covenants for the benefit of Putnam and its affiliates. The duration of these covenants is for 24 months from the date of termination of employment. If Mr. Haldeman’s employment with Putnam terminates after December 31, 2009, then, provided that Mr. Haldeman has worked for Putnam through

December 31, 2009, Putnam may elect to enforce those covenants for up to 12 months. In this case, Putnam will be required to pay Mr. Haldeman a sum of $10,000,000 in cash in installments over the 12-month period, prorated for a shorter period.

Mr. Spiller is prohibited from engaging, in being connected with or having any interest in (or assisting anyone else to do the same with respect to) any business that competes with Guy Carpenter in the insurance brokerage or risk management consulting business. This prohibition is applicable during his employment and for 12 months from the date of termination. In addition, Mr. Spiller is subject to covenants relating to the nonsolicitation of specified service providers and customers or prospects that apply during his employment and until the later of December 31, 2008 or 12 months from the date of termination.

In addition, at all times prior to and following the executive’s termination of employment, the named executive officers are subject to a confidentiality covenant.

TRANSACTIONS WITH MANAGEMENT AND OTHERS; OTHER INFORMATION

MMC has adopted specific policies and procedures regarding board review and approval or ratification of certain transactions between MMC and its directors, executive officers and others. See the discussion under the caption “Review of Related-Person Transactions” appearing at page 7 of this proxy statement.

Salvatore D. Zaffino retired as chief executive officer of Guy Carpenter & Co. and ceased to be an executive officer of MMC on July 1, 2006. He retired from employment at Guy Carpenter in February 2007. Mr. Zaffino’s son, Peter Zaffino, is a managing director of Guy Carpenter, the eastern regional manager and a member of Guy Carpenter’s executive committee. During 2006, Peter Zaffino received a salary and bonus of $706,250, plus stock options, dividends, and contingent awards that vest over a number of years. He also received $77,178 in previously granted and earned deferred compensation. In 2005, as part of a retention program for senior executives, Peter Zaffino agreed to enter into a non-compete and non-solicitation agreement with Guy Carpenter commencing in 2006. In exchange for this agreement, Mr. Zaffino received his first installment payment in 2006 in the amount of $200,000.

Garrett Benton, son-in-law of Salvatore D. Zaffino and a senior vice president of Guy Carpenter, received salary and bonus totaling approximately $142,000 in 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MMC’s directors and executive officers, and persons who own more than ten percent of the common stock of MMC, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of MMC common stock. MMC assists its directors and officers by monitoring transactions and completing and filing section 16 reports on their behalf. To MMC’s knowledge, in 2006 all Section 16(a) filing requirements applicable to such individuals were complied with.

Other Information

Shareholder derivative actions, purportedly brought on behalf of MMC, are pending in federal and state courts against, among others, certain of MMC’s current and former directors and officers. Four of these actions allege, among other claims, that current and former directors and officers of MMC breached their fiduciary duties with respect to the alleged misconduct described in the civil complaint filed on October 14, 2004 by the Office of the New York State Attorney General against MMC and Marsh Inc. Another derivative action alleges, among other claims, that current and former directors and officers of MMC violated their fiduciary duties owed to MMC and its stockholders as a result of a failure of oversight of market-timing in the Putnam mutual funds. All of these actions seek resulting damages allegedly suffered by MMC and its stockholders. These actions are described in footnote 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our 2006 Annual Report.

ITEM 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has recommended the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year, subject to stockholder ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal year 2007 and perform other services. Deloitte & Touche acted as MMC’s independent registered public accounting firm for the year ended December 31, 2006. A Deloitte & Touche representative will be present at the annual meeting, and will have an opportunity to make a statement and to answer your questions.

The affirmative vote of a majority of the shares of MMC common stock present or represented and entitled to vote at the annual stockholders meeting is required to ratify the appointment of Deloitte & Touche LLP. Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of Deloitte & Touche LLP.

The board recommends you vote FOR this proposal.

Fees of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2006 and 2005, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ’000s)
	2006	2005
Audit Fees	$20,863	$20,299
Includes an audit of the effectiveness of MMC’s controls over financial reporting at December 31, 2006, an audit of MMC’s consolidated financial statements and reviews of the consolidated financial statements included in MMC’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.
Audit-Related Fees	1,834	2,041
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.
Tax Fees	1,645	1,367
Includes tax consulting and compliance services not related to the audit.
All Other Fees	861	—
Total	$25,203	$23,707

The audit committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche LLP to MMC and its subsidiaries. The policy provides the guidelines necessary to adhere to MMC’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the audit committee. In lieu of audit committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual audit committee budget approved by the audit committee. Permitted services not contemplated during the budget process must be presented to the audit committee for approval prior to the commencement of the relevant engagement. The audit committee chair, or, if he is not available, any other member of the committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the committee. At least twice a year, the audit committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The committee reviews the suitability of the pre-approval policy at least annually.

AUDIT COMMITTEE REPORT

The primary function of the audit committee is to assist the board of directors in its oversight of MMC’s financial reporting process. The committee operates pursuant to a charter approved by the MMC board of directors. Management is responsible for MMC’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, MMC’s independent registered public accounting firm is responsible for conducting annual audits and quarterly reviews of MMC’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on management’s annual assessment of internal control over financial reporting.

In the performance of its oversight function, the committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2006 with management and Deloitte & Touche. The committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), has considered whether the provision of other non-audit services by Deloitte & Touche to MMC is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

It is not the duty or responsibility of the committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the committee rely without independent verification on the information provided to them, and on the representations made, by management and Deloitte & Touche. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions do not assure that the audit of MMC’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the audit committee charter, the committee recommended to the board that the audited financial statements referred to above be included in MMC’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the MMC Board of Directors

Leslie M. Baker, Jr. Zachary W. Carter Oscar Fanjul	Marc D. Oken (Chair) David A. Olsen

ITEM 3

PROPOSAL TO APPROVE AN AMENDMENT TO MMC’S
STOCK PURCHASE PLAN FOR INTERNATIONAL EMPLOYEES

After careful consideration, the board of directors has determined that it would be in the best interests of MMC and its stockholders to amend the Marsh & McLennan Companies Stock Purchase Plan for International Employees (the “International Plan”) to increase the number of shares available for issuance under the International Plan by 4 million shares. In conjunction with this proposal, the board of directors has amended the Marsh & McLennan Companies 1999 Employee Stock Purchase Plan (the “U.S. Plan”) such that the number of shares available for issuance under the U.S. Plan is reduced by 10 million shares.

Introduction

MMC has two principal employee stock purchase plans, the U.S. Plan and the International Plan, both of which have provided eligible employees with a convenient opportunity to purchase MMC common stock at a discount through offerings financed by payroll deductions.1 The U.S. Plan, which was last approved by stockholders at our annual meeting of stockholders on May 20, 1999, meets the tax-qualification requirements of Section 423 of the Internal Revenue Code. The U.S. Plan is primarily offered to employees in the United States and includes employees in other countries where their participation is not hampered by the tax-qualified status of the U.S. Plan. The International Plan, originally established in 1995, is offered to employees outside of the United States who are unable to participate in the U.S. Plan because its terms conflict with applicable local law or for whom more favorable provisions can be made available under the International Plan because of favorable provisions of local law. As discussed in further detail below, the International Plan, like the U.S. Plan, permits eligible employees to purchase shares of MMC common stock at a discount of 5% to their fair market value at the time of purchase. These purchases take place at the end of four purchase periods during the course of each annual offering period. The International Plan previously was not required to be approved by stockholders.

Several events in the last five years have resulted in a net increase in share utilization under the International Plan and a net decrease in share utilization under the U.S. Plan. In 2002, the International Plan adopted a European Union ruling that allowed all employees in a European Union country, regardless of any minimum scheduled hours per week requirement, to participate in that plan. The U.S. Plan requires employees to work a minimum of 20 scheduled hours per week. As a result, employees in certain European Union countries who were previously permitted to participate in the U.S. Plan were shifted to the International Plan, which had the effect of increasing share utilization under the International Plan. In addition, in 2004 and 2005, the U.S. Plan and the International Plan were amended to eliminate a “look-back” feature that had allowed the purchase price to be calculated based on the lesser of the fair market value of MMC common stock at the beginning of the relevant offering period or at the end of that offering period, and to reduce the discount from 15% to 5%, respectively. These two amendments had the effect of decreasing share utilization under both plans.

As a result, the current authorized share capacity available under the International Plan is nearly exhausted, and there are more shares available under the U.S. Plan than are reasonably expected to be used in the foreseeable future based on the current share utilization rate. As of March 5, 2007, the remaining share capacity under the International Plan was 197,992 shares and, based on that plan’s expected share utilization, MMC anticipates that the International Plan will have an insufficient number of authorized shares by mid-year 2007.

____________________
1	In addition, MMC offers a limited number of other plans under which eligible employees outside of the United States can purchase shares of MMC common stock financed by payroll deductions.

The board of directors is asking stockholders to amend the International Plan in order to increase the number of shares available for issuance by 4 million. This would have the effect of increasing the International Plan’s share capacity to 4,197,992, based on the number of shares available on March 5, 2007. In conjunction with this proposal, the board of directors has amended the U.S. Plan such that the number of shares available for issuance has been reduced by 10 million. This has the effect of decreasing the U.S. Plan’s current share capacity from 21,074,514 to 11,074,514 based on the number of shares available on March 5, 2007. If the amendment to the International Plan is not approved, then, once the share capacity under that plan is exhausted, we will not be able to continue to offer this opportunity to purchase shares of MMC common stock to employees who cannot participate in the U.S. Plan because of conflicts between its terms and local law.

Description of the International Plan

The following is a summary of the material features of the International Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the International Plan, which, as proposed to be amended, is attached to this proxy statement as Appendix B.

Eligibility. All employees as designated by the plan administrator of the International Plan of designated subsidiaries of MMC are eligible to participate in the plan. No director or anyone who is currently an executive officer of MMC is eligible to participate in the International Plan.

Currently, approximately 30,000 employees are eligible to participate in the International Plan. This number includes employees who are employed and paid outside of the United States and who are unable to participate in the U.S. Plan because its terms conflict with applicable local law or for whom more favorable provisions can be made available under the International Plan because of favorable provisions of local law.

Shares Available Under the Plan. Currently, the International Plan permits the issuance of 8,000,000 shares of MMC common stock, subject to adjustment in the event of certain corporate events.2 As of March 5, 2007, 7,802,008 shares had been issued under the International Plan, leaving a remainder of 197,992 shares. If stockholders approve the proposed increase in the share capacity under the International Plan, then 4,197,992 shares will be available for future issuance under the plan. Shares deliverable under the International Plan may consist of treasury shares, shares purchased on the open market or from private sources or newly issued shares. As of March 5, 2007, the fair market value of a share of MMC common stock was $28.97.

Administration. The International Plan is administered by the Senior Vice President in charge of human resources and administration. The plan administrator has the authority to define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the plan and to make all other determinations necessary or advisable for administering the plan.

Adjustments; Change in Control. In the event of any change in MMC common stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares or otherwise, the plan administrator may make equitable adjustments to the International Plan and then outstanding offerings as deemed necessary and appropriate. In addition, in the event of a change in control (as defined in the plan) of MMC, if the plan administrator determines that the operation or administration of the International Plan could prevent participating employees from obtaining the benefit of the timely exercise of their options under the plan, the plan may be terminated in any manner deemed to provide equitable treatment to participating employees.

____________________
2	The 8 million shares are the aggregate number of shares that have been made available under the International Plan since its inception in 1995 (after taking into account stock splits in 1997, 1998 and 2002).

Participation. The International Plan enables eligible employees to purchase shares of MMC common stock during specified 12-month offering periods. To become a participant in the International Plan, an eligible employee must complete an election form in accordance with the terms and conditions set forth in the plan. On his or her election form, the participant will designate the percentage of base compensation (which can be no more than 15% with respect to each offering period) he or she would like to have credited to his or her account under the plan. No participant can purchase more than $25,000 worth of shares during any calendar year, determined based on the price of MMC common stock at the beginning of the offering period, subject to the 15% contribution rate maximum. At the end of each purchase period, amounts credited to the participant’s account (including interest) will be used to purchase shares. The purchase price per share will be 95% of the fair market value per share on purchase date (generally, the last day of each purchase period).

During an offering period, payroll deductions may be changed up to two times. A participant may discontinue his or her participation in the International Plan in one of two ways: (1) by submitting a request to stop contributions to the plan during a purchase period; the contribution balance at the time the contributions ceased plus any accrued interest through the end of that purchase period will be used to purchase shares on the purchase date at the end of that purchase period; or (2) prior to the end of any purchase period, by submitting a request to withdraw; all amounts then credited to such participant’s account (plus accrued interest) will be paid as soon as practicable following receipt of the participant’s termination form. A participant who discontinues his or her participation in the International Plan will have no further payroll deductions during the then-current annual offering period and will not be able to participate in any remaining purchase periods during that offering period which have not yet commenced at the time his or her plan participation is discontinued. Upon any termination of employment, all amounts credited to a participant’s account (plus accrued interest) will be delivered to the participant or his or her successor in interest (in the case of death).

Transferability. An employee’s rights under the International Plan may not be transferred or assigned to any other person during the employee’s lifetime. After shares have been issued under the International Plan and credited to an employee’s brokerage account under the plan, such shares may be assigned or transferred in the same manner as any other shares.

Amendment or Termination of the Plan. The board of directors has the right to amend or terminate the International Plan as it may deem advisable. Stockholder approval will be obtained for a plan amendment if it is determined to be required.

New Plan Benefits

Because benefits under the International Plan depend on employees’ elections to participate in the plan and the fair market value of the shares at various future dates, it is not possible to determine future benefits that will be received by participants in the plan. Under the terms of the International Plan, an eligible employee who participates in the plan may not purchase more than $25,000 worth of shares in any calendar year.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the International Plan. This summary is required to be included under U.S. federal securities law and will apply only with respect to those participants who are subject to U.S. federal income taxation. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.

Under the Internal Revenue Code, a participant subject to U.S. federal income taxation will not realize income at the time the offering period or purchase period commences. When the shares purchased under the International Plan are transferred to him or her, then he or she will be required to include in income, as compensation for the year in which such purchase occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price, and MMC will be entitled to a deduction equal to the amount that the participant is required to include as income as a result of such purchase. The participant’s basis in such shares purchased will be equal to the fair market value of such shares. If the participant disposes of such shares, then any gain or loss computed with reference to such basis will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

The board of directors recommends a vote FOR this proposal.

Equity Compensation Plan Information Table

The following table sets forth information as of December 31, 2006, with respect to compensation plans under which equity securities of MMC are authorized for issuance:

(c) Number of
	(a) Number of	(b) Weighted-	securities remaining
	securities to	average	available for future
	be issued upon	exercise price	issuance under equity
	exercise of	of outstanding	compensation plans
	outstanding options,	options,	(excluding securities
	warrants and rights	warrants and	reflected in column
Plan category	(1)(2)	rights (2)(3)	(a)) (2)
Equity compensation plans approved
by stockholders	18,394,870 (4)	$37.6338	33,858,654 (5)
Equity compensation plans not
approved by stockholders	59,939,939 (6)	$33.2993	28,714,851 (7)
Total	78,334,809 (8)	$34.3022	62,573,505 (8)
____________________

(1)	This column reflects shares subject to unexercised options granted over the last ten years under MMC’s 2000 Senior Executive Incentive and Stock Award Plan, 1997 Senior Executive Incentive and Stock Award Plan, 1992 Incentive and Stock Award Plan, 2000 Employee Incentive and Stock Award Plan and 1997 Employee Incentive and Stock Award Plan. This column contains information regarding stock options and the awards specified in notes (4) and (6) below; there are no warrants or stock appreciation rights outstanding.

(2)	The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, is uncertain and is consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions with interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of MMC common stock for each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 1,689,284 shares. An estimate of the number of shares subject to purchase during the current offering period for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), and Irish Savings Related Share Option Scheme 2001 is 1,123,882 shares. The shares remaining available for future issuance in column (c) includes any shares that may be acquired under all current offering periods for these plans. See first bullet in notes (5) and (7) below.

(3)	The weighted-average exercise price in Column (b) does not take into account the awards referenced in notes (4) and (6) below.

(4)	Includes 3,501,456 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards and other deferred compensation obligations.

(5)	Includes the following:
  21,444,400 shares available for future awards under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. Employees may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within the one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter.
  8,446,145 shares available for future awards under the 2000 Senior Executive Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards.
  3,073,697 shares available for future deferrals directed into share units under the Stock Investment Supplemental Plan, a nonqualified deferred compensation plan providing benefits to employees whose benefits are limited under the tax-qualified Stock Investment Plan, an employee stock ownership plan with a 401(k) feature.
  894,412 shares available for future awards under the Directors Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.
(6)	Includes 10,464,469 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.

(7)	Includes the following:
  9,591,827 shares available for future awards under the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), and Irish Savings Related Share Option Scheme 2001.

  17,220,027 shares available for future awards under the 2000 Employee Incentive and Stock Award Plan.Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards.

  104,725 shares available for future awards under the Approved Share Participation Schemes for employees in Ireland. Awards are made in shares of stock.

  1,398,032 shares available for future awards and 400,240 shares that may be issued to settle outstanding awards, under the Special Severance Pay Plan. Awards consist of stock units and dividend equivalents.
(8)	MMC’s Board of Directors has authorized the repurchase of common stock, including an ongoing authorization to repurchase shares in connection with awards granted under equity-based compensation plans, subject to market conditions and other factors. In 2006, MMC did not repurchase any shares pursuant to that authorization.

The material features of MMC’s compensation plans that have not been approved by stockholders and under which MMC shares are authorized for issuance are described below. Any such material plans under which awards in MMC shares may currently be granted are included as exhibits to this report.

  Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save As You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme. Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period which varies by plan from 1 to 5 years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the Stock Purchase Plan for International Employees, the purchase price may be no less than 95% of the market price of the stock on each of four quarterly purchase dates within the one-year offering period. Under the U.K. and Irish Plans, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

  2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.
  The terms of this plan and the 1997 Employee Incentive and Stock Award Plan are described in Note 9 to MMC’s audited financial statements for the fiscal year ended December 31, 2006 included in MMC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. In addition, the Stock Bonus Award Program provided for the payment of up to 50% of annual bonuses otherwise payable in cash, in the form of deferred stock units or deferred bonus units which are settled in shares. No future awards may be granted under any predecessor plan or program.

  Approved Share Participation Schemes for Employees in Ireland. Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax.

  Special Severance Pay Plan. Under this plan, certain holders of restricted stock or awards in lieu of restricted stock with at least 10 years of service will receive payment in shares upon forfeiture of their award if their employment with MMC or one of its subsidiaries terminates. The amount of such payment is based on years of service, with the individual receiving up to a maximum of 90% of the value of the restricted shares after 25 years of service and is subject to execution of a non-solicitation agreement. Effective January 1, 2007, no new grants are eligible for treatment under this plan.

ITEM 4

STOCKHOLDER PROPOSAL: POLITICAL CONTRIBUTIONS

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, the beneficial owner of 400 shares of MMC common stock, has notified MMC that it intends to present the following proposal at the annual meeting:

Resolved, that the shareholders of Marsh & McLennan Companies (“Marsh & McLennan,” “Marsh” or the “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

(a)	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

(b)	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

(c)	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Marsh & McLennan, we support policies that apply transparency and accountability to corporate spending on political activities. In our view, such disclosure is consistent with public policy and in the best interest of the Company’s shareholders. Absent a system of accountability, we believe that company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. We are concerned that there is currently no single source of information that provides all of the information sought by this resolution.

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets. Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s. In addition, payments can be made to trade associations, and the portion of those payments used for political activities do not have to be disclosed.

We believe increased political disclosure will make our Company’s political contributions more transparent, and allow shareholders to fully evaluate the use of corporate assets in election campaigns and debates surrounding retirement security and other issues of importance.

The Board of Directors recommends that you vote AGAINST
the proposal for the following reasons:

MMC made no political contributions in 2006. Any political contributions the company might consider making would be subject to strict approval requirements under MMC’s Code of Business Conduct and Ethics. As a result, the board believes the special semi-annual report described in the proposal is neither necessary to address a management accountability problem nor a productive use of management’s time.

The proposal suggests that a special report is necessary for stockholders to understand MMC’s policies and procedures regarding political contributions made with corporate funds. In fact, MMC already discloses this information. It is set forth in Part VII of MMC’s Code of Business Conduct and Ethics, available at www.mmc.com/about/code.php. The code imposes strict approval requirements regarding political contributions by MMC, its subsidiaries and their employees.

The proposal further suggests that a special report would help deter management from using corporate assets for political objectives not shared by MMC and its stockholders. While this may be a valid concern at certain companies, MMC simply does not spend significant amounts for political purposes. The following table shows the amount and type of political contributions made by MMC and its subsidiaries in each of the last three years:

	Political		Political
	Candidates/Parties		Committees (“527s”)
2006
MMC		$0	$0
Subsidiaries		$0	$0
2005
MMC		$0	$0
Subsidiaries	$15,27	0(Canada)	$0
2004
MMC		$0	$0
Subsidiaries	$7,80	0 (Canada)	$0
	$5,00	0 (California)

As the table indicates, MMC and its subsidiaries do not spend meaningful sums on participating in, or attempting to influence the outcome of, political campaigns.

The proposal also asks MMC to report the extent to which trade associations or similar organizations use MMC’s membership dues to make political contributions of the type noted above. The board finds this request impractical. MMC and its subsidiaries belong to a variety of tax-exempt trade associations, professional groups and similar organizations. These include, for example, the U.S. Chamber of Commerce, the Corporate Executive Board, the Council of Insurance Agents and Brokers, and the Brokers and Reinsurance Markets Association. MMC has no practical way to track the amount of political contributions, if any, by these industry groups that might be proportionately attributable to MMC’s membership dues. More fundamentally, MMC does not join or participate in the activities of these organizations for political purposes. MMC’s involvement is intended to serve stockholders by advancing the company’s commercial interests, educating its employees and furthering its ability to serve clients.

In view of the foregoing, the board believes the report described in the proposal would be unnecessary to protect the interests of MMC’s stockholders and an unnecessary distraction to management.

For these reasons, the board of directors recommends a vote AGAINST the proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders who intend to present a proposal and have it included in the proxy statement for MMC’s 2008 annual meeting must submit the proposal in writing to MMC at the address indicated below. We must receive the proposal on or before December 4, 2007.

Stockholders who wish to present a proposal at MMC’s 2008 annual meeting that will not be included in the proxy statement must submit such proposal in writing to MMC at the address indicated below. In order to be considered timely under MMC’s by-laws, we must receive the proposal on or before February 17, 2008. The by-laws of MMC contain further requirements relating to the timing and content of the notice which stockholders must provide to MMC for any nomination or matter to be properly presented at a stockholders meeting.

Proposals should be submitted to the following address:

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
Attn: Luciana Fato, Esq.
Corporate Secretary

APPENDIX A

Marsh & McLennan Companies, Inc.

Guidelines for Corporate Governance
(As amended December 14, 2006)

These Guidelines for Corporate Governance, as amended, have been adopted by the Board of Directors (the “Board”) of Marsh & McLennan Companies, Inc. (“MMC”). They summarize certain policies and practices designed to assist the Board in fulfilling its fiduciary obligations to MMC’s stockholders.

A.     Role of Board

MMC’s business is conducted by its management, under the direction of its chief executive officer (the “CEO”). The Board is elected by MMC’s stockholders to oversee management. The Board carries out its duties by, among other things, appointing and advising, monitoring the performance of, and in appropriate cases giving specific directions to, MMC’s senior management. In carrying out its oversight role, the Board’s goal is to ensure that MMC is managed in a way that advances the interests of MMC’s stockholders, with due consideration for the interests of MMC’s clients, employees and other stakeholders.

B.     Board Functions

The Board, acting directly or through its committees, performs a number of specific functions. These include:

(i)	selecting, regularly evaluating the performance of, and approving the compensation paid to, the CEO;

(ii)	providing oversight and guidance regarding the selection, evaluation, development and compensation of other senior executives;

(iii)	planning for CEO and other senior management succession;

(iv)	reviewing, monitoring and, where appropriate, approving MMC’s strategic and operating plans, fundamental financial objectives and major corporate actions;

(v)	assessing major risks facing MMC and reviewing options for their mitigation;

(vi)	overseeing the integrity of MMC’s financial statements and financial reporting processes;

(vii)	ensuring that adequate processes are in place to maintain MMC’s compliance with applicable legal and ethical standards; and

(viii)	reviewing and monitoring the effectiveness of MMC’s corporate governance practices.

The Board is free to select its chairman (the “Chairman”) and the CEO in the manner and based upon the criteria the Board deems most appropriate for MMC at any given time.

C.     Succession Planning; Management Development

The Board believes that planning for CEO succession is one of its most important responsibilities. The Board approves and maintains a succession plan for the CEO, taking into account the recommendations of the Directors and Governance Committee. At least annually, the CEO meets with the non-executive directors to discuss his or her potential successors and related issues, following which the Board may update its CEO succession plan as appropriate. In addition, the CEO maintains in place at all times a confidential procedure for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.

The CEO periodically reviews with the non-executive directors the performance of other key members of MMC’s senior management, as well as any succession issues relating to those individuals. The Board is responsible for determining that a satisfactory system is in effect with regard to the education, development and orderly succession of senior and mid-level management throughout the MMC organization.

D.     Director Nomination, Qualifications and Related Matters

1.	Nomination Process. The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at MMC’s annual meeting of stockholders. The Board has delegated to the Directors and Governance Committee the authority, when circumstances so warrant, to identify, screen and recommend to the Board potential new candidates for Board membership. The Directors and Governance Committee periodically reviews with the Board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent Board, taking into account, among other things, the Board’s current mix and diversity of skills, backgrounds and experience.

2.	Qualifications. Director candidates must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability, and must be committed to representing all MMC stockholders rather than any particular interest group. In addition, the Board evaluates director candidates by reference to the following criteria (which are not listed in any order of importance): (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to MMC in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance; and (viii) any other criteria the Board deems appropriate.

3.	Independence. The Board believes that a substantial majority of MMC’s directors, in addition to satisfying the qualification criteria set forth above, should be independent of MMC. For a director to be deemed “independent,” the Board must determine affirmatively that he or she has no direct or indirect material relationship with MMC. To assist in making such director independence determinations, the Board has adopted the categorical standards of independence set forth in Annex A hereto. In addition to applying those categorical standards, when making an independence determination the Board considers all other relevant facts and circumstances, from the standpoint of both the director and the persons or organizations with which the director has relationships.

The Board, with the advice of the Directors and Governance Committee, undertakes an annual review of each non-executive director’s independence. In advance of this review, each non-executive director is asked to provide to the Board detailed information regarding his or her business and other relationships with MMC, its affiliates and its management. The Board makes and publicly discloses its independence determination regarding each director when he or she is first elected to the Board, and annually thereafter in the proxy statement relating to MMC’s annual meeting of stockholders. If a director whom the Board has determined to be independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the Chairman and the chair of the Directors and Governance Committee.

4.	Commitment of Time. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be prepared to serve on the Board for an extended period of time. Directors must tender an offer of resignation to the Chairman in the event of any significant change in their personal circumstances, including a significant change in their employment or business activities. The Directors and Governance Committee will recommend to the Board the action, if any, to be taken in response to such an offer of resignation.

5.	Service on Other Boards. Directors must consult with the Chairman, the chair of the Directors and Governance Committee and MMC’s general counsel before accepting an invitation to serve on another public company board. Directors should carefully consider the number of other public company boards on which they can serve consistent with their duties to MMC’s stockholders, and taking into account their other activities and commitments. As a general matter, directors should not serve on more than four boards of public companies in addition to the Board. An MMC director who, as of October 18, 2006, holds public company directorships in excess of that limit may maintain such directorships, unless the Board determines that doing so would impair the director’s service on the Board. Directors must immediately advise the Chairman, the chair of the Directors and Governance Committee and MMC’s general counsel of any conflicts of interest that may arise in connection with service on another public company board.

E.     Board Size and Structure; Implementation of Director Election Voting Standard; Renomination and Retirement

1.	Board Size. MMC’s Restated Certificate of Incorporation provides that the Board shall consist of not less than nine and not more than twenty-seven directors. The Board has determined that 10 to 14 directors is currently its appropriate size. The Board believes this range is sufficient to ensure the presence of directors with diverse experience and skills, without hindering effective decision-making or diminishing individual accountability. The Board also believes this range is flexible enough to permit the recruitment, if circumstances so warrant, of any outstanding director candidate in whom the Board may become interested at a future time. The Directors and Governance Committee periodically reviews the size of the Board and recommends changes to the Board as appropriate.

2.	Board Structure. MMC’s Restated Certificate of Incorporation provides that the Board shall be divided among three classes of directors serving staggered terms of three years each, and that each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board considers this provision when assigning class membership to any new director elected by the Board during the interim between annual meetings of stockholders.

3.	Implementation of Director Election Voting Standard. MMC’s By-laws provide that in an election of directors for which the number of nominees does not exceed the number of directors to be elected, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In connection with the implementation of this majority voting standard for director elections, the Board has adopted the policies set forth in paragraphs (a) through (c) below.

(a)	An incumbent director who fails to receive the required number of votes for re-election at a meeting of stockholders shall offer to resign. In addition, the Board shall nominate for election at a meeting of stockholders only director candidates who agree to tender to the Board, promptly following their election, an irrevocable resignation that will be effective upon (i) such director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the Board’s acceptance of such resignation. The Board shall fill director vacancies and new directorships only with candidates who agree to tender such an irrevocable resignation promptly upon being seated on the Board.

(b)	Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for re-election, the Directors and Governance Committee, considering any factors and information it deems relevant, shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board, taking into account the recommendation of the Directors and Governance Committee and any other factors and information it deems relevant, shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale in a press release and/or filing with the Securities and Exchange Commission. The director whose resignation is under consideration shall abstain from participating in the deliberations and decisions of the Directors and Governance Committee and the Board.

(c)	If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board. If the Board rejects a director’s resignation, such director shall, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

The provisions of this Section E.3 will be summarized or included in each MMC proxy statement relating to an election of directors.

4.	Interim Elections. In the interim between MMC’s annual meetings of stockholders, the Board may elect one or more directors to fill new seats created by an expansion of the Board or vacant seats occurring due to resignation, retirement or any other reason. Any director elected in this manner will stand for reelection at the next annual meeting of stockholders.

5.	Renomination of Incumbent Directors. Due to the Board’s three-class structure, the term of one class of directors expires at each annual meeting of stockholders. As a result, a director is typically scheduled, if renominated by the Board, to stand for reelection every three years. In deciding whether to renominate an incumbent director whose term is set to expire, the Board considers the criteria described in section D.2 above, as well as the director’s performance on the Board to date. Although the Board will consider length of service on the Board to date in deciding whether to renominate an incumbent director, the Board does not believe that adopting fixed term limits for directors would serve the interests of MMC’s stockholders. In particular, the Board believes that term limits might arbitrarily deprive the Board of the contributions of directors who have developed, over time, valuable insight into MMC’s operations.

6.	Retirement. Executive directors, in the normal course, resign from the Board concurrent with their retirement from MMC. A non-executive director shall retire at the annual meeting of stockholders following his or her 72nd birthday, unless he or she has been a director for less than 10 years. In that case, he or she shall retire at the annual meeting of stockholders following the earlier of the 10th anniversary of his or her initial election to the Board and his or her 75th birthday.

F.     Board Leadership

1.	Designation of Chairman. Based upon the criteria it deems appropriate, the Board designates one of its members to serve as Chairman. The Chairman serves for such term as the Board shall determine, and has the powers set forth in MMC’s By-laws, as such powers may be supplemented from time to time by resolution of the Board.

2.	Separation of Chairman and CEO. Since 2005, the Chairman has been an independent director. The Board generally believes that the Chairman should be an independent director, unless the Board concludes that the interests of MMC and its stockholders would be better served by combining the roles of Chairman and CEO. In the event the Board so concludes, the Board may designate an independent director to serve as lead director.

3.	Responsibilities of Chairman. The general duty of the Chairman is to provide leadership on the Board. The specific responsibilities of the Chairman include, among others: (i) establishing the agendas for Board meetings; (ii) coordinating the activities of the Board’s committees; (iii) coordinating the activities of the non-executive directors; (iv) serving as a liaison and facilitating dialogue between the non-executive directors and senior management; and (v) presiding at executive sessions of the non-executive directors.

G.     Board Committees

1.	Role of Committees. It is MMC’s policy that major corporate decisions shall be considered by the Board as a whole. Therefore, as a general matter, the role of the Board’s committees is to assist the Board in fulfilling its responsibilities and conducting its deliberations, rather than to function as a substitute for Board action. In view of this policy, the Board generally limits its number of standing committees to those it considers basic to, or required for, the operation of a publicly-owned company in accordance with applicable legal and stock exchange requirements. From time to time, the Board may constitute ad hoc committees to address issues that, because of their complexity, technical nature, time requirements or sensitivity, cannot be addressed adequately within the normal framework of Board and standing committee meetings.

2.	Standing Committees. The Board currently maintains four primary standing committees: (i) Audit; (ii) Compensation; (iii) Compliance, which is a subcommittee of the Audit Committee; and (iv) Directors and Governance. In addition, the Board currently maintains a standing Executive Committee. In compliance with New York Stock Exchange requirements, the Audit, Compensation and Directors and Governance Committees are comprised solely of independent directors. Directors who serve on the Audit Committee must meet additional, heightened independence criteria pursuant to applicable Securities and Exchange Commission and New York Stock Exchange rules. The Board is responsible for determining the qualifications of at least one director to serve on the Audit Committee as a designated “audit committee financial expert” pursuant to the Securities and Exchange Commission’s rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002.

3.	Committee Appointments. The Board appoints committee members and designates committee chairs. The Directors and Governance Committee, in consultation with the Chairman and the chairs of the other Board committees, makes recommendations to the Board regarding committee appointments. In recommending candidates for membership on a particular committee, the Directors and Governance Committee considers a variety of factors, including any membership qualifications set forth in the committee’s charter, the consistency of a candidate’s experience with the responsibilities of the committee, and the interplay of the candidate’s experience with that of incumbent committee members.

4.	Committee Charters. Each of the Audit, Compensation, Compliance and Directors and Governance Committees operates under a written charter setting forth the committee’s purposes and responsibilities and the qualifications for committee membership. These committees assess the adequacy of their respective charters at least annually and recommend changes to the Board as appropriate. The charters are available on MMC’s website at www.mmc.com.

H.     Meetings

1.	Preparation and Participation. Directors are expected to participate in all meetings of the Board and the committees on which they serve, to review any advance materials that are provided, and to spend the preparation time needed to contribute to meetings in an informed and effective manner.

2.	Schedules. The Board meets regularly in person on previously determined dates, typically every other month. The chair of each committee, in consultation with his or her fellow committee members, determines the schedule of committee meetings. Special meetings of the Board and committees are held as circumstances warrant, either in person or by teleconference.

3.	Executive Sessions. The non-executive directors meet in executive session without management at every regularly scheduled in-person Board meeting. The Chairman presides at these meetings.

4.	Agendas. The Chairman, in consultation with senior management, establishes the agenda for each Board meeting. At its meetings, the Board reviews and discusses reports by management on the performance, plans and prospects of MMC and its operating subsidiaries, as well as immediate issues facing MMC. In addition, management periodically makes special presentations to the Board on business strategy, significant proposed transactions and other matters. At least annually, the Board reviews MMC’s long-term strategic plan and the strategic plans of MMC’s principal operating subsidiaries.

The committee chairs develop the agendas for the meetings of their respective committees. In general, following each in person-meeting of a committee, the chair reports highlights of the meeting to the full Board.

Each director is encouraged to suggest agenda items for future Board and committee meetings, and is free to raise at any meeting subjects not included on that meeting’s formal agenda.

5.	Informational Materials. Written information relevant to the issues to be considered at Board and committee meetings is generally distributed to directors in advance of the meeting, unless timing or the sensitivity of information dictates that information should be presented only at the meeting. The Board expects that any information distributed to directors in advance of a meeting will be delivered early enough to permit adequate study. The Board also expects that materials provided to directors will convey information as concisely as possible; will be analytic as well as informational; and will include highlights and summaries whenever appropriate. Directors may ask the CEO or other members of management to present information on specific topics.

6.	Guests. MMC officers, members of operating company management and outside professional advisors may be invited to attend all or part of any Board or committee meeting.

I.     Access to Management and Professional Advisors

Directors have complete access to MMC’s officers and other employees, and may request at any time information they believe is necessary to their understanding of MMC’s affairs. Directors are encouraged in particular to communicate directly with MMC’s chief financial officer, general counsel and other members of senior management. MMC facilitates director contact with management through formal presentations and informal gatherings. The Board and its committees have the authority to obtain advice and assistance from external advisors or consultants as they may deem necessary, at MMC’s expense.

J.     New Director Orientation and Continuing Director Education

All new directors participate in an orientation program, which is coordinated by MMC’s corporate secretary in consultation with the general counsel and the chief financial officer. This orientation includes: (i) the provision of background materials; (ii) meetings with management regarding MMC’s business operations, strategic plans, finances, financial reporting, and key policies and practices; and (iii) meetings with representatives of MMC’s independent registered public accounting firm. Directors are encouraged to participate in continuing education programs, which may include a mix of in-house and third-party presentations and programs. MMC’s corporate secretary facilitates continuing education activities.

K.     Director Compensation; Director and Senior Management Stock Ownership

1.	Director Compensation. Only non-executive directors receive payment for serving on the Board and its committees. At least annually, the Directors and Governance Committee reviews the level and structure of MMC’s director compensation, and recommends to the Board any changes it concludes would be appropriate. In developing its recommendations, the Directors and Governance Committee is guided by three principles: (i) compensation should fairly pay directors for the work required to serve on the board of a company of MMC’s size and complexity; (ii) compensation should appropriately align directors’ interests with the interests of stockholders; and (iii) the structure of director compensation should be transparent and easy for stockholders to understand. A meaningful portion of the compensation for non-executive directors is paid in MMC stock, and directors may elect to receive their entire annual fees in stock. Supplemental compensation may be paid to the Chairman and committee chairs, in recognition of the additional time commitment and responsibilities those roles entail.

2.	Director Stock Ownership. It is the policy of the Board that all directors, consistent with their responsibilities to MMC’s stockholders, shall have a significant equity interest in MMC. Toward this end, all directors must acquire within three years of joining the Board, and thereafter must hold for the remainder of their tenure on the Board, shares of MMC common stock, stock units or other equity equivalents having a market value of at least $100,000. Shares, units or other equity equivalents held by a director under any deferral plan are included when calculating the value of the equity that he or she owns.

3.	Senior Management Stock Ownership. To foster the alignment of management’s interests with those of stockholders, MMC has established equity ownership guidelines for senior executives, effective January 2007. In general, the guidelines require senior executives to hold shares of MMC common stock, stock units or other equity equivalents having a market value equal to a multiple of the individual’s base salary. (Stock options are not included in this calculation.) Further details relating to these ownership guidelines are available on MMC’s website at www. mmc.com.

L.     Annual Board and Committee Evaluations

The Directors and Governance Committee oversees an annual evaluation of the Board’s performance and effectiveness. This evaluation focuses on the Board’s contribution to MMC over the preceding year, including areas in which the Board or management believes the Board’s future contribution could be enhanced. In addition, pursuant to their respective charters, each of the Audit, Compensation and Directors and Governance Committees evaluates its own performance annually. More generally, directors are encouraged at any time to make suggestions for improving the Board’s practices.

M.     Board Interaction with Media and Other Outside Parties

The Board believes that, under ordinary circumstances, management speaks for MMC and the Chairman speaks for the Board. The Chairman and other individual directors may, from time to time, meet or otherwise communicate with the media or other outside parties that have an interest in MMC; however, it is expected that directors will engage in such communications with the knowledge, and ordinarily only at the request, of the CEO.

N.     Confidentiality

The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of all MMC-related information he or she receives in connection with service as a director.

O.     Periodic Review of Guidelines; Amendments and Waivers

At least annually, the Directors and Governance Committee reassesses the adequacy of these Guidelines, taking into account any relevant legal or regulatory developments and evolving best practices in corporate governance. If the Directors and Governance Committee concludes that amendments to these Guidelines are desirable, it recommends them to the Board for approval. The Board may amend, waive, suspend or repeal any of these Guidelines at any time, as the Board determines necessary or appropriate in the exercise of its judgment and fiduciary duties.

APPROVED BY THE BOARD OF DIRECTORS

As amended December 14, 2006

* * * * *

These Guidelines are an important part, but only a part, of the corporate governance framework within which MMC and the Board operate. These Guidelines should be interpreted in the context of applicable state and federal laws and regulations and stock exchange listing requirements, as well as MMC’s Restated Certificate of Incorporation, By-laws and Code of Business Conduct and Ethics. These Guidelines are not intended to establish by their own force any legally binding obligations.

A current copy of these Guidelines, together with copies of other key MMC corporate governance documents, is available on MMC’s website at www.mmc.com.

Annex A

(to Guidelines for Corporate Governance)

Director Independence Standards

The Board believes that a substantial majority of its members should be independent of MMC. For a director to be deemed “independent,” the Board must affirmatively determine that he or she has no direct or indirect material relationship with MMC. To assist in making such director independence determinations, the Board has adopted the following categorical standards. These standards conform to or are more exacting than the director independence standards established by the New York Stock Exchange in its rules for listed companies. Under the Board’s categorical standards:

A director will not be deemed “independent” if:

a)	within the preceding three years, the director was employed by MMC or a member of his or her immediate family was employed by MMC as an executive officer;

b)	within the preceding three years, the director, or a member of his or her immediate family, received more than $100,000 during any 12 month period in direct compensation from MMC (other than director and committee fees and pension or certain other forms of deferred compensation);

c)	(i) the director or an immediate family member is a current partner of a firm that is MMC’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on MMC’s audit within that time;

d)	within the preceding three years, a current MMC executive officer was on the compensation committee of a Company which concurrently employed the director as an executive officer, or which employed an immediate family member of the director as an executive officer;

e)	the director is a current executive officer or employee, or the director’s immediate family member is a current executive officer, of a Company that made payments to, or received payments from, MMC for property or services in an amount which, in any of the lasts three fiscal years, exceeded the greater of $1 million or 2% of such Company’s consolidated gross revenues; or

f)	the director serves as an executive officer, director or trustee of a charitable organization to which MMC’s charitable contributions (other than matching contributions) in any single fiscal year during the proceeding three years exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues in a particular fiscal year.

With respect to items (a) through (f) above the term “MMC” includes any subsidiaries within MMC’s consolidated reporting group. The term “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

APPENDIX B

AMENDED AND RESTATED
MARSH & McLENNAN COMPANIES

STOCK PURCHASE PLAN
FOR INTERNATIONAL EMPLOYEES
(as amended and restated on March 15, 2007)

      1. Purpose. The purpose of the Plan is to provide eligible employees in locations designated by the Plan Administrator a convenient opportunity to purchase Stock through annual offerings financed by regular employee contributions.

      2. Definitions. The following terms, when used in the Plan, shall have the following meanings:

      (a) “Base Compensation” — Base Compensation shall be an employee’s base salary received during an offering period and shall exclude any bonus, incentive or other similar extraordinary remuneration received by such employee.

      (b) “Board” — The Board of Directors of MMC.

      (c) “Code” — The Internal Revenue Code of 1986, as amended.

      (d) “Company” — MMC and its Subsidiaries.

      (e) “Exchange Act” — The Securities Exchange Act of 1934, as amended.

      (f) “Fair Market Value” — Fair Market Value of a share of Stock on a given date shall be the average of the high and low prices (in U.S. dollars) of the Stock on the New York Stock Exchange, Inc. composite tape on such date, or if no sales of the Stock were made on said Exchange on that date, the average of the high and low prices of the Stock on the next preceding day on which sales were made on said Exchange.

      (g) “MMC” — Marsh & McLennan Companies, Inc., a Delaware corporation.

      (h) “Plan” — this Marsh & McLennan Companies Stock Purchase Plan For International Employees.

      (i) “Plan Administrator” — the Senior Vice President in charge of human resources and administration of MMC or such other person designated, from time to time, by the Board.

      (j) “Stock” — Common stock, par value $1.00 per share, of MMC.

      (k) “Subsidiary” — a corporation is a Subsidiary of MMC if it meets the test of Section 424(f) of the Code and the regulations promulgated thereunder.

      3. Administration. The Plan shall be administered by the Plan Administrator, who shall not be eligible to participate in the Plan, and whose actions and determinations on matters related to the Plan shall be conclusive. Subject to the express provisions of the Plan, the powers of the Plan Administrator include having the authority, in his discretion, to:

      (a) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan, including, but not limited to, developing the methodology for converting the purchase price of the shares of Stock into the local currency of the employee; and

      (b) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities.

      4. Stock Subject to the Plan. (a) The aggregate number of shares of Stock which may be sold under the Plan shall not exceed 12,000,000 (adjusted for stock splits to date).

      (b) If the number of shares of Stock that participating employees become entitled to purchase is greater than the shares of Stock offered in a particular offering period or remaining available, the available shares of Stock shall be allocated by the Plan Administrator among such participating employees in such manner as he deems fair and equitable.

      (c) In the event of any change in the Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Plan Administrator may make such equitable adjustments in the Plan and the then outstanding offerings as he deems necessary and appropriate, including but not limited to changing the number of shares of Stock reserved under the Plan, and the price of the current offering.

      (d) Shares of Stock which are to be delivered under the Plan may be obtained by MMC from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Stock. Shares of authorized but unissued Stock may not be delivered under the Plan if the purchase price thereof is less than the par value of the Stock. Fractional shares of Stock may be issued and sold under the Plan.

      5. Eligibility. All employees designated by the Plan Administrator of such Subsidiaries as shall be designated by MMC shall be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time; provided, however, that no employee who is subject to Section 16 of the Exchange Act shall be permitted to participate in the Plan.

      6. Offerings, Participation. MMC may make one or more offerings of 12 months’ duration each, to eligible employees to purchase Stock under the Plan, and an eligible employee may participate in such offering at such time(s) as determined by the Plan Administrator by authorizing regular employee contributions for such purpose in terms of whole number percentages up to a maximum of fifteen percent (15%) of his or her Base Compensation. The Plan Administrator may at any time suspend an offering if required by law or the best interests of the Company. MMC’s obligation to sell and deliver Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock.

      7. Contributions. (a) The Company will maintain accounts for participating employees and shall credit such accounts with interest at such rate as the Plan Administrator may from time to time determine. All funds received or held by the Company under the Plan need not be segregated from other corporate funds and may be used for any corporate purpose.

      (b) Subject to rules, procedures and forms adopted by or at the direction of the Plan Administrator, an employee may at any time increase, decrease or suspend his or her contribution or may withdraw the balance of his or her account and thereby withdraw from participation in an offering.

      (c) Any balance remaining in any employee’s account at the end of an offering period will be repaid to such employee.

      (d) In the event of a participating employee’s retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be contributed pursuant to the Plan, and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, as provided under the terms and procedures of the Company-sponsored death benefit plan in effect at the place of employee’s employment.

      8. Purchase, Limitations. (a) Within the limitations of Section 8(d) below, each employee participating in any offering under the Plan shall be granted an option, upon the effective date of such offering, for as many shares of Stock as the amount of the employee’s cumulative contributions, plus interest, at the end of the quarterly purchase period can purchase.

      (b) As of the last day of each quarterly purchase period, the cumulative contributions, plus interest, of each participating employee shall be totaled. Subject to the provisions of Section 7(b) above, the employee shall be deemed to have exercised an option to purchase the largest number of shares of Stock (including fractional shares of Stock) at the price determined under Section 8(c) below; such employee’s account shall be charged, on that date, for the amount of the purchase, and for all purposes under the Plan the employee shall be deemed to have acquired the shares of Stock on that date. The registrar for MMC shall make an entry on its books and records evidencing that such shares (including any partial share) have been duly issued as of that date.

      (c) On or before the effective date of each offering, the Plan Administrator shall determine the purchase price in U.S. dollars of the shares of Stock which are to be sold under the offering or the formula for determining such price; provided, however, that the price shall not be less than the amount equal to 95 percent of the Fair Market Value of the Stock at the time such option is exercised.

      (d) No employee may be granted an option under the Plan which permits him or her to purchase Stock under the Plan, and any other stock purchase plan of MMC and its Subsidiaries, with a Fair Market Value (determined at the effective date of the offering) which exceeds $25,000 (or such amount as may be permitted from time to time under Section 423(b)(8) of the Code) for each calendar year in which the option is outstanding at any time. In addition, the maximum number of shares which a participating employee may purchase pursuant to any one offering period shall be the number of shares determined by (i) multiplying the amount of the participating employee’s Base Compensation as of the pay period immediately preceding the date he or she is first granted an option pursuant to such offering period by the number of pay periods from such date to the end of the offering period, and (ii) dividing that product by the Fair Market Value of a share of Stock on such date.

      (e) None of the rights or privileges of a stockholder of MMC, including without limitation rights to vote and receive dividends, shall exist with respect to shares of Stock purchased under the Plan until the date on which the shares of Stock are deemed to be acquired pursuant to Section 8(b) above.

      (f) (i) Notwithstanding anything in the Plan to the contrary, in the event of a change in control of MMC, if the Plan Administrator determines that the operation or administration of the Plan could prevent participating employees from obtaining the benefit of the timely exercise of their options under the Plan, the Plan may be terminated in any manner deemed by the Plan Administrator to provide equitable treatment to participating employees. Equitable treatment may include, but is not limited to, the payment to each participating employee of the amount of contributions and interest standing to such participating employee’s account as of the date of the change in control, plus an additional amount determined by (A) calculating the number of full shares of stock that could have been purchased for the participating employee immediately prior to the change in control with such amount at the purchase price (determined under Section 8(c)) at the time the option is granted (the “Purchase Price”) and (B) multiplying that number of Shares by the difference between the Purchase Price per Share and the highest price paid per share of Stock in connection with the change in control of MMC.

      (ii) For purposes of the Plan, a “change in control” of MMC shall have occurred if:

      (A) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing 50% or more of the combined voting power of MMC’s then outstanding securities;

      (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with MMC to effect a transaction described in clause (A), (C) or (D) of this Section) whose election by the Board or nomination for election by MMC’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (C) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of MMC or such surviving entity or any parent of MMC or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no “person” (as hereinabove defined) acquired more than 50% of the combined voting power of MMC’s then outstanding securities; or

      (D) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale or disposition by MMC of all or substantially all of MMC’s assets (or any transaction having a similar effect).

      9. No Transfer. (a) No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee.

      (b) Book entry accounts, or certificates for Stock purchased under the Plan may be maintained, or registered, as the case may be, only in the name of the participating employee, or, if such employee so indicates on an appropriate form provided by MMC, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have such account maintained, or such certificates registered, in the employee’s name as tenant in common with a member of the employee’s family, without right of survivorship.

      10. Effective Date of the Plan. This amended and restated plan is generally effective as of March 15, 2007, however, the addition of shares of Stock for future issuance (as reflected in Section 4) is subject to approval by shareholders.

      11. Amendment and Termination. Subject to the provisions of Section 4(b) above, the Plan shall terminate coincident with the completion of any offering under which the limitation on the total number of shares in Section 4(a) above has been reached. The Board may at any time terminate the Plan, or make such amendment of the Plan as it may deem advisable.

      12. Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

   MARSH & McLENNAN COMPANIES, INC.
   C/O PROXY SERVICES
   P.O. BOX 9162
   FARMINGDALE, NY 11735

VOTE BY TELEPHONE OR INTERNET OR MAIL
24 Hours a Day - 7 days a Week
It's Fast and Convenient

VOTE BY INTERNET - www.proxvvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the cut-off date, which is May 14, 2007 for shares held in a Plan (as defined on the reverse of this proxy card), and May 16, 2007 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by MMC in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted at the end of your voting session, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the cut-off date, which is May 14, 2007 for shares held in a Plan (as defined on the reverse of this proxy card), and May 16, 2007 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Marsh & McLennan Companies, Inc., c/o Proxy Services. P.O. Box 9162, Farmingdale, NY 11735.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MMCLN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MARSH & McLENNAN COMPANIES, INC.

The Board of Directors Recommends a vote "FOR" the listed director nominees and proposals 2 and 3 and "AGAINST" proposal 4.

Item 1.	Election of Directors		For	Against	Abstain			For	Against	Abstain

	1a. Zachary W. Carter		☐	☐	☐	Item 3.	Approval of Amendment of Stock Purchase Plan for International Employees	☐	☐	☐

	1b. Oscar Fanjul		☐	☐	☐	Item 4.	Stockholder Proposal: Political Contributions	☐	☐	☐

Item 2.	Ratification of Selection of Independent Registered Public Accounting Firm		☐	☐	☐

Please sign exactly as your name or names appear(s) above. For joint accounts, each owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate capacity in which you are signing.

For comments, please check this box and write them on the back where indicated.					☐
			Yes	No

Please indicate if you plan to attend this meeting. If you are voting by telephone, in order to select the option to attend the meeting you must select option #2 (vote on directors and proposals individually) on the telephone prompt.

			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your Proxy Form. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your Proxy Form.

PROXY	PROXY
MARSH & McLENNAN COMPANIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING

FOR ALL STOCKHOLDERS

     The undersigned hereby appoints Michael G. Cherkasky, Peter J. Beshar and Luciana Fato proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 17, 2007 at 10:00 a.m. (New York City time) in the auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York and at any adjournment thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES STOCK INVESTMENT PLAN, THE MERCER HR SERVICES RETIREMENT PLAN AND/OR THE PUTNAM RETIREMENT PLAN:

     This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies Stock Investment Plan (the "SIP"), the Mercer HR Services Retirement Plan (the "Mercer Plan") and the Putnam Retirement Plan (each a "Plan", and collectively, the "Plans"), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. ("MMC") held under the Plans on their behalf, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of MMC stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of MMC on May 17, 2007 and at any adjournment thereof. Provided this card is received by May 14, 2007, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR items 1, 2 and 3 and AGAINST item 4. Under each Plan, the trustees of the Plan shall vote all undirected, and in the case of the SIP and the Mercer Plan, all unallocated, shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Putnam Retirement Plan, any unallocated shares are voted as directed by the Putnam Benefits Investment Committee. Under the SIP and the Mercer Plan, participants are "named fiduciaries" to the extent of their authority to direct the voting of the shares of MMC stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph.

PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTIONS ARE MADE, THEY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4. IN THEIR DISCRETION THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)